Exhibit 10.1

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Third Amendment”) is entered into as of March 28, 2024, by and among Halcón Holdings, LLC, a Delaware limited liability company (the “Borrower”), Macquarie Bank Limited, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders party from time to time to the Credit Agreement referred to below (the “Lenders”), the Lenders party hereto, the Guarantors party hereto and Battalion Oil Corporation, a Delaware corporation (“Holdings”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Senior Secured Credit Agreement dated as of November 24, 2021 (as amended by that certain First Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of August 2, 2022, that certain Second Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of November 14, 2022, and that certain Corrective Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of June 6, 2023, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders party hereto, which constitute all Lenders party to the Credit Agreement, have agreed to amend the Credit Agreement upon the terms and conditions set forth herein and to be effective as of the Third Amendment Effective Date (as defined below).

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Loan Parties, the Administrative Agent and the Lenders party hereto hereby agree as follows:

Section 1.Defined Terms.  Each capitalized term used herein, but not otherwise defined herein, has the meaning given such term in the Credit Agreement, as amended by this Third Amendment (the “Amended Credit Agreement”).
Section 2.Amendments to Credit Agreement.
2.1Credit Agreement. The Credit Agreement (other than the Annexes, Schedules and Exhibits attached thereto) is hereby amended in its entirety to read as set forth in the attached Exhibit A, with additions denoted as bold+double underline text and deletions denoted as ~~strikethrough text~~.
2.2Schedule 1.02(a). Schedule 1.02(a) to the Credit Agreement is hereby amended in its entirety as reflected on Annex I attached hereto.

Section 3.Conditions Precedent to Third Amendment.  This Third Amendment shall not become effective until the date of satisfaction or waiver of the following conditions (the “Third Amendment Effective Date”):
3.1Signature Pages.  The Administrative Agent shall have received counterparts to this Third Amendment duly executed by the Lenders constituting all Lenders party to the Credit Agreement and each Loan Party.
3.2Representations and Warranties.  On and as of the Third Amendment Effective Date the representations and warranties contained in Section 4 hereof shall be true and correct.
3.3No Default or Event of Default. Immediately prior to, and after giving effect to, this Third Amendment, no Default or Event of Default shall exist.
3.4Fees and Expenses.  (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date and (ii) the Borrower shall have paid the reasonable and documented out-of-pocket fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent, required to be paid by the Borrower pursuant to Section 12.03 of the Credit Agreement, to the extent invoiced prior to 1:00 p.m. Houston, Texas time on the Third Amendment Effective Date (or such later time as to which the Borrower may agree).
3.5Specified Equity Contribution.  The Administrative Agent shall have received satisfactory evidence of the Specified Equity Contribution made to the Borrower on December 28, 2023 in the principal amount of $26,000,000 and the sources and uses thereof.

The Administrative Agent shall notify the Borrower and the Lenders of the Third Amendment Effective Date, and such notice shall be conclusive and binding.

Section 4.Representations and Warranties.  To induce the Lenders party hereto and the Administrative Agent to enter into this Third Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as follows:
4.1Reaffirm Existing Representations and Warranties.  Each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the Third Amendment Effective Date after giving effect to this Third Amendment, except in the case of any representation and warranty which (A) expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of such given date and (B) is qualified by a materiality or Material Adverse Effect standard, in which case such representation and warranty shall be true and correct in all respects.
4.2No Default or Event of Default.  Immediately prior to, and after giving effect to, this Third Amendment, no Default or Event of Default has occurred and is continuing.
Section 5.Miscellaneous.

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5.1Reaffirmation of Loan Documents.  Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and, to the knowledge of each Loan Party, such Loan Party has no defense to its obligations to pay the Secured Obligations when due.  Each Loan Party hereby agrees that the amendments and modifications herein contained shall not limit or impair any Liens securing the Secured Obligations or such Loan Party’s obligation to pay the Secured Obligations when due, each of which is hereby ratified and affirmed.
5.2No Waiver.  Neither the execution by the Administrative Agent or the Lenders party hereto of this Third Amendment, nor any other act or omission by Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Third Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this Third Amendment shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Third Amendment shall be construed to be a consent by Administrative Agent or the Lenders to any Default or Event of Default.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as modified hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as modified hereby.
5.3Counterparts.  This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Third Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Third Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
5.4Complete Agreement.  THIS THIRD AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED

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BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
5.5Headings.  Section headings used in this Third Amendment are for convenience of reference only, are not part of this Third Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Third Amendment.
5.6Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Section 12.09(b) through (d) of the Credit Agreement shall apply to this Third Amendment mutatis mutandis.
5.7Severability. Any provision of this Third Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.8Loan Document.  This Third Amendment shall constitute a Loan Document (as defined in the Credit Agreement), and all the terms and provisions of the Amended Credit Agreement relating to Loan Documents shall apply hereto.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:	HALCÓN HOLDINGS, LLC

	By:	/s/ Matthew B. Steele
		Name:	Matthew B. Steele
		Title:	Chief Executive Officer & President

HOLDINGS
(solely with respect to Article IX-A of the Amended Credit Agreement):
BATTALION OIL CORPORATION

	By:	/s/ Matthew B. Steele
		Name:	Matthew B. Steele
		Title:	Chief Executive Officer

GUARANTORS:	BATTALION OIL MANAGEMENT, INC. HALCÓN ENERGY PROPERTIES, INC. HALCÓN OPERATING CO., INC. HALCÓN FIELD SERVICES, LLC HALCÓN PERMIAN, LLC

	By:	/s/ Matthew B. Steele
		Name:	Matthew B. Steele
		Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	MACQUARIE BANK LIMITED, as Administrative Agent and a Lender

	By:	/s/ Chris Horne
		Name:	Chris Horne
		Title:	Division Director

	By:	/s/ Robert Trevena
		Name:	Robert Trevena
		Title:	Division Director

(Signed in Sydney under MBL POA No. 3322, expiring 31 January 2025)

[Signature Page to Third Amendment]

LENDERS:
J. ARON & COMPANY LLC, as a Lender

	By:	/s/ Simon Collier
		Name:	Simon Collier
		Title:	Authorized Signatory

ARES CAPITAL CORPORATION, as a Lender

	By:	/s/ James Miller
		Name:	James Miller
		Title:	Authorized Signatory

IVY XIX FINANCING, LLC, as a Lender

	By:	/s/ Shelly Cleary
		Name:	Shelly Cleary
		Title:	Authorized Signatory

CION ARES DIVESTIFIED CREDIT FUND, as a Lender

	By:	/s/ James Miller
		Name:	James Miller
		Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES IX CLO LIMITED, as Lender
By: FCOD CLO Management LLC, its collateral manager

	By:	/s/ Brad Bailey
		Name:	Brad Bailey
		Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES VI CLO LIMITED, as a Lender
By: FCOO CLO Management LLC, its collateral manager

	By:	/s/ Brad Bailey
		Name:	Brad Bailey
		Title:	Authorized Signatory

[Signature Page to Third Amendment]

FORTRESS CREDIT OPPORTUNITIES XI CLO LIMITED, as a Lender
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES XIX CLO LLC, as a Lender
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES XV CLO LIMITED, as a Lender
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

FLF II HOLDINGS FINANCE L.P., as a Lender
By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

FLF II MA-CRPTF HOLDINGS FINANCE L.P., as a Lender
By: FLF II MA-CRPTF Advisors LLC, its investment manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

FLF II GMS HOLDINGS FINANCE L.P., as a Lender
By: FLF II GMS Holdings Finance CM LLC, as servicer
By: Fortress Lending II Holdings LP, its sole member
By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

CAVALRY 1ST CO., LTD., as a Lender

By:	/s/ Giuk Choi
	Name:	Giuk Choi
	Title:	Representative Director

FORTRESS CREDIT OPPORTUNITIES XXI CLO LLC, as a Lender
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES XXIII CLO LLC, as a Lender
By: FCOD CLO Management LLC, its collateral manager

By:	/s/ Brad Bailey
	Name:	Brad Bailey
	Title:	Authorized Signatory

[Signature Page to Third Amendment]

Exhibit A

Conformed Credit Agreement

[Attached]

Execution Version

Exhibit A to Third Amendment

AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

dated as of

November 24, 2021

among

BATTALION OIL CORPORATION,
as Holdings,

HALCÓN HOLDINGS, LLC,
as Borrower,

MACQUARIE BANK LIMITED,
as Administrative Agent,

and

The Lenders Party Hereto

MACQUARIE BANK LIMITED
as Sole Lead Arranger

Page

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS1

Section 1.01 Terms Defined Above1

Section 1.02 Certain Defined Terms1

Section 1.03 [Reserved]47

Section 1.04 Terms Generally; Rules of Construction47

Section 1.05 Accounting Terms and Determinations; GAAP47

Section 1.06 Interest Rates48

Section 1.07 Divisions49

ARTICLE II The Credits49

Section 2.01 Commitments49

Section 2.02 Loans and Borrowings49

Section 2.03 Requests for Borrowings50

Section 2.04 [Reserved]51

Section 2.05 Evidence of Debt51

Section 2.06 Scheduled Termination of Commitments; Optional Termination and Reduction of Commitments51

Section 2.07 Letters of Credit52

ARTICLE III Payments of Principal and Interest; Prepayments; Fees56

Section 3.01 Repayment of Loans56

Section 3.02 Interest57

Section 3.03 Alternate Rate of Interest58

Section 3.04 Prepayments60

Section 3.05 Fees61

ARTICLE IV Payments; Pro Rata Treatment; Sharing of Set-offs62

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs62

Section 4.02 Presumption of Payment by the Borrower63

Section 4.03 Disposition of Proceeds64

Section 4.04 Payments and Deductions to a Defaulting Lender64

ARTICLE V Increased Costs; Break Funding Payments; Taxes66

Section 5.01 Increased Costs66

Section 5.02 Break Funding Payments67

Section 5.03 Taxes67

Section 5.04 Mitigation Obligations; Replacement of Lenders71

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(continued)

Page

ARTICLE VI Conditions Precedent72

Section 6.01 Closing Date72

Section 6.02 Each Delayed Draw Term Loan Borrowing76

ARTICLE VII Representations and Warranties77

Section 7.01 Organization; Powers77

Section 7.02 Authority; Enforceability78

Section 7.03 Approvals; No Conflicts78

Section 7.04 Financial Condition; No Material Adverse Effect78

Section 7.05 Litigation79

Section 7.06 Environmental Matters79

Section 7.07 Compliance with Laws and Agreements; No Defaults80

Section 7.08 Investment Company Act80

Section 7.09 Taxes80

Section 7.10 ERISA81

Section 7.11 Disclosure; No Material Misstatements81

Section 7.12 Insurance82

Section 7.13 Restriction on Liens82

Section 7.14 Subsidiaries82

Section 7.15 Location of Business and Offices82

Section 7.16 Properties; Titles, Etc.83

Section 7.17 Maintenance of Properties84

Section 7.18 Gas Imbalances, Prepayments84

Section 7.19 Marketing of Production84

Section 7.20 Swap Agreements85

Section 7.21 Use of Loans and Letters of Credit.85

Section 7.22 Solvency85

Section 7.23 Money Laundering86

Section 7.24 Anti-Corruption Laws86

Section 7.25 Anti-Corruption Laws; Sanctions; OFAC86

Section 7.26 EEA Financial Institutions87

Section 7.27 Senior Debt Status87

Section 7.28 Suspense Accounts87

Section 7.29 Gas Gathering and Transportation Agreements87

ARTICLE VIII Affirmative Covenants87

Section 8.01 Financial Statements; Other Information87

Section 8.02 Notices of Material Events93

Section 8.03 Existence; Conduct of Business93

Section 8.04 Payment of Obligations93

Section 8.05 Performance of Obligations under Loan Documents94

Section 8.06 Operation and Maintenance of Properties94

(continued)

Page

Section 8.07 Insurance95

Section 8.08 Books and Records; Inspection Rights95

Section 8.09 Compliance with Laws95

Section 8.10 Environmental Matters.95

Section 8.11 Further Assurances.96

Section 8.12 Reserve Reports.97

Section 8.13 Title Information.98

Section 8.14 Additional Collateral; Additional Guarantors.99

Section 8.15 ERISA Compliance100

Section 8.16 Account Control Agreements; Location of Proceeds of Loans.100

Section 8.17 [Reserved].101

Section 8.18 Marketing Activities101

Section 8.19 Keepwell101

Section 8.20 Required Swap Agreements.101

Section 8.21 JV Entities. The Borrower:103

Section 8.22 APOD.103

Section 8.23 Initial APOD Wells104

ARTICLE IX Negative Covenants105

Section 9.01 Financial Covenants.105

Section 9.02 Indebtedness107

Section 9.03 Liens108

Section 9.04 Restricted Payments; Repayment of Specified Indebtedness; Restrictions on Amendments of Specified Indebtedness.109

Section 9.05 Investments, Loans and Advances111

Section 9.06 [Reserved].112

Section 9.07 Nature of Business; Operations in Texas112

Section 9.08 Amendments to Organizational Documents; Fiscal Year End112

Section 9.09 Proceeds of Loans.113

Section 9.10 ERISA Compliance113

Section 9.11 Sale or Discount of Receivables114

Section 9.12 Merger, Etc114

Section 9.13 Sale of Properties; Unwinds of Swap Agreements114

Section 9.14 Environmental Matters116

Section 9.15 Transactions with Affiliates116

Section 9.16 Subsidiaries116

Section 9.17 Negative Pledge Agreements; Dividend Restrictions116

Section 9.18 Gas Imbalances, Take-or-Pay or Other Prepayments117

Section 9.19 Swap Agreements.117

Section 9.20 [Reserved].118

Section 9.21 Maximum G&A Expenses.119

Section 9.22 Capital Expenditures119

Section 9.23 Minimum Volume Commitments120

(continued)

Page

ARTICLE X Events of Default; Remedies122

Section 10.01 Events of Default122

Section 10.02 Remedies.124

ARTICLE XI The ADMINISTRATIVE Agent125

Section 11.01 Appointment; Powers125

Section 11.02 Duties and Obligations of Administrative Agent126

Section 11.03 Action by Administrative Agent127

Section 11.04 Reliance by Administrative Agent127

Section 11.05 Subagents128

Section 11.06 Resignation of Administrative Agent.128

Section 11.07 Administrative Agent as a Lender129

Section 11.08 No Reliance129

Section 11.09 Administrative Agent May File Proofs of Claim130

Section 11.10 Authority of Administrative Agent to Release Collateral and Liens131

Section 11.11 Certain ERISA Matters.131

Section 11.12 The Arranger132

Section 11.13 Credit Bidding132

Section 11.14 Posting of Communications.133

Section 11.15 No Third Party Beneficiaries135

Section 11.16 Erroneous Payments.135

ARTICLE XII Miscellaneous138

Section 12.01 Notices.138

Section 12.02 Waivers; Amendments.139

Section 12.03 Expenses, Indemnity; Damage Waiver.141

Section 12.04 Successors and Assigns.144

Section 12.05 Survival; Revival; Reinstatement.148

Section 12.06 Counterparts; Integration; Effectiveness.149

Section 12.07 Severability149

Section 12.08 Right of Setoff150

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.150

Section 12.10 Headings152

Section 12.11 Confidentiality152

Section 12.12 Interest Rate Limitation153

Section 12.13 EXCULPATION PROVISIONS154

Section 12.14 Collateral Matters; Swap Agreements154

Section 12.15 No Third Party Beneficiaries154

Section 12.16 USA Patriot Act Notice155

Section 12.17 Flood Insurance Provisions155

Section 12.18 No Fiduciary Duty155

(continued)

Page

Section 12.19 Releases.156

Section 12.20 Material Non-Public Information.156

Section 12.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions156

Section 12.22 Acknowledgement Regarding Any Supported QFCs157

Section 12.23 Existing Credit Agreement.158

v

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Initial Term Loan Note
Exhibit A-2	Form of Delayed Draw Term Loan Note
Exhibit B	Form of Borrowing Request
Exhibit C	[Reserved]
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments
Exhibit F	Form of Assignment and Assumption
Exhibit G-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit G-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit G-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit H	Form of Solvency Certificate
Exhibit I	[Reserved]
Exhibit J	Form of Reserve Report Certificate
Exhibit K	Form of Guarantee and Collateral Agreement
Schedule 1.02(a)	APOD
Schedule 1.02(b)	Commitments
Schedule 1.02(c)	Forecasted Specified PDP Production
Schedule 1.02(d)	JV Entities
Schedule 7.05	Litigation
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements
Schedule 7.28	Suspense Accounts
Schedule 7.29	Gas Gathering and Transportation Agreements
Schedule 9.02	Existing Indebtedness
Schedule 9.03	Existing Liens
Schedule 9.05(a)	Existing Investments
Schedule 9.05(l)	JV Holdco Investments

THIS AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Agreement”) dated as of November 24, 2021 is among HALCÓN HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each of the Lenders from time to time party hereto and MACQUARIE BANK LIMITED (in its individual capacity, “MBL”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and, solely with respect to Article IX-A hereof, BATTALION OIL CORPORATION, a Delaware corporation, (“Holdings”).

R E C I T A L S

A.Holdings previously entered into that certain Senior Secured Revolving Credit Agreement, dated as of October 8, 2019 (as amended prior to the date hereof, the “Existing Credit Agreement”), by and among Holdings, as borrower, Bank of Montreal, as administrative agent (in such capacity, the “Existing Administrative Agent”), and the lenders party thereto (the “Existing Lenders”), which provided for a revolving credit facility made available by the Existing Lenders to Holdings.

B.Pursuant to that certain Amendment No. 6 and Assignment of Loans and Liens dated as of November 24, 2021 (the “Master Assignment”) among the Existing Lenders, the Existing Administrative Agent, the Loan Parties, the Lenders and the Administrative Agent, (i) the Existing Lenders have assigned and conveyed the Assigned Interests (as defined therein) to the Lenders and (ii) the Existing Administrative Agent has resigned as administrative agent under the Existing Credit Agreement and assigned and conveyed the Assigned Security Interests (as defined therein) to the Administrative Agent.

C.Pursuant to the Borrower Assumption Agreement, immediately after giving effect to the Master Assignment, the Borrower assumed all of the Existing Obligations of the Existing Borrower from the Existing Borrower;

D.Holdings, the Borrower, the Lenders and the Administrative Agent desire to amend and restate the Existing Credit Agreement in its entirety by this Agreement.

E.In consideration of the foregoing and the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01Terms Defined Above.  As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal

Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“ABR Loan” means a Loan that bears interest based on the ABR.

“Accounting Change” has the meaning assigned to such term in Section 1.05.

“Acquisition Conditions” means, with respect to any acquisition of assets (including any assets constituting a business unit, line of business or division) or Equity Interests, (a) if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming a Subsidiary and, to the extent required by Section 8.14, a Guarantor; (b) such acquisition shall result in the Administrative Agent, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired to the extent required by Section 8.14; (c) subject to Section 1.07, immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (d) immediately after giving effect to such acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with Section 9.01 as of the last day of the most recently ended fiscal quarter for which financial statements are required to have been delivered pursuant to Section 8.01(b) (or, if the most recently ended fiscal quarter is the fiscal quarter ending on December 31 of any year, for which annual financial statements are required to have been delivered pursuant to Section 8.01(a)); (e) (i) the Asset Coverage Ratio immediately after giving pro forma effect to such acquisition shall be no lower than the Asset Coverage Ratio immediately prior to giving pro forma effect to such acquisition and (ii) the Total Net Leverage Ratio immediately after giving pro forma effect to such acquisition shall be no greater than the Total Net Leverage Ratio immediately prior to giving pro forma effect to such acquisition; and (f) immediately after giving effect to such acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 9.07.

“Actual Specified PDP Production” means, for any period, the aggregate actual production of Hydrocarbons (measured in barrels of oil equivalent) from the Specified PDP Reserves for such period.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Aggregate AFE Gross Well Cost” means, with respect to any APOD Well Pad, the aggregate amount of the “AFE Gross Well Cost” set forth on Schedule 1.02(a) for such APOD Well Pad.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Amended and Restated Senior Secured Credit Agreement, including the Annexes, Schedules and Exhibits hereto, as the same may be amended, restated, amended and restated, supplemented or modified from time to time.

“Annual Budget” has the meaning assigned to such term in Section 8.01(e).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“APOD” means the oil and gas wells located within the APOD Boundary and described on Schedule 1.02(a) proposed to be developed by the Borrower and the Subsidiaries, as the same may be updated from time to time in accordance with Section 8.22.

“APOD Boundary” means the geographic boundary depicted on Schedule 1.02(a) after giving effect to the Third Amendment.

“APOD Economic Test” means, as of any APOD Economic Test Date, the internal rate of return (calculated as of such date in accordance with the IRR Parameters) of all Producing APOD Wells as of such date.  The Borrower shall deemed to be in compliance with the APOD Economic Test as of any APOD Economic Test Date if the internal rate of return described in the preceding sentence is equal to or greater than thirty percent (30%).

“APOD Economic Test Date” means (a) the last day of the calendar month in which the APOD Tranche consisting of the Initial APOD Wells first becomes a Producing APOD Tranche and (b) the last day of each fiscal quarter thereafter and prior to December 31, 2023.

“APOD Tranche” means (a) the Initial APOD Wells and (b) each group of six (6) wells in the APOD to be drilled after the Initial APOD Wells.

“APOD Well Pad” means each grouping of two wells located on the applicable Specified Pad set forth on Schedule 1.02(a).

“Applicable Borrowing Date” means (a) for the Initial Term Loans, the Closing Date and (b) for any Delayed Draw Term Loans, the date on which such Delayed Draw Term Loans are made to the Borrower.

“Applicable Margin” means (a) with respect to SOFR Loans (or Loans bearing interest at a rate determined by reference to any other Benchmark), 7.50% per annum and (b) with respect to ABR Loans, 6.50% per annum.

“Applicable Measurement Date” means (a) for all Loans outstanding on the Second Amendment Effective Date, the Second Amendment Effective Date and (b) for any Delayed Draw Term Loans made after the Second Amendment Effective Date, the date on which such Delayed Draw Term Loans are made to the Borrower.

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction (a) the numerator of which is an amount equal to such Lender’s Credit Exposure (b) the denominator of which is the sum of the Credit Exposure of all Lenders; provided that, in the case of Section 4.04 when a Defaulting Lender shall exist, “Applicable Percentage” shall be adjusted to disregard any Defaulting Lender’s Credit Exposure.

“Applicable Prepayment Premium” means, from and after the Second Amendment Effective Date:

(a)if the Specified Additional Capital Effectiveness Date has occurred at the time of determination of the Applicable Prepayment Premium, with respect to any Loans being prepaid or repaid (i) following an acceleration of the Loans pursuant to Section 10.01 (including following an Event of Default pursuant to Sections 10.01(h), (i) or (j)), (ii) at the Borrower’s option pursuant to Section 3.04(a), or (iii) as a result of a mandatory prepayment required by Section 3.04(c)(ii) or Section 3.04(c)(iv) (excluding Net Cash Proceeds attributable to Casualty Events not to exceed $10,000,000 in the aggregate since the Closing Date), a fee (expressed as a percentage of the principal amount of the Loan being prepaid or repaid) equal to the percentage set forth below relating to the applicable date of prepayment or repayment:
Date of Prepayment / Repayment	Applicable Prepayment Premium
● Prior to the first anniversary of the Applicable Borrowing Date	● Make-Whole Amount
● From and after the first anniversary of the Applicable Borrowing Date to but excluding the second anniversary of the Applicable Borrowing Date	● 2.00%
● From and after the second anniversary of the Applicable Borrowing Date to but excluding the third anniversary of the Applicable Borrowing Date	● 1.00%
● From and after the third anniversary of the Applicable Borrowing Date	● 0.00%

; or

(b)if the Specified Additional Capital Effectiveness Date has not occurred at the time of determination of the Applicable Prepayment Premium:
(i)with respect to any Loans being prepaid or repaid (A) following an acceleration of the Loans pursuant to Section 10.01 (including following an Event of Default pursuant to Sections 10.01(h), (i) or (j), but excluding any Loans being prepaid or repaid pursuant to a Change in Control Prepayment), (B) at the Borrower’s option pursuant to Section 3.04(a) (excluding any Loans being prepaid pursuant to a Change in Control Prepayment), or (C) as a result of a mandatory prepayment required by Section 3.04(c)(ii) or Section 3.04(c)(iv) (excluding Net Cash Proceeds attributable to Casualty Events not to exceed $10,000,000 in the aggregate since the Closing Date), a fee (expressed as a percentage of the principal amount of the Loans being prepaid or repaid) equal to the percentage set forth below relating to the applicable date of prepayment or repayment:
Date of Prepayment / Repayment	Applicable Prepayment Premium
● Prior to the first anniversary of the Applicable Measurement Date	● Make-Whole Amount
● From and after the first anniversary of the Applicable Measurement Date to but excluding the second anniversary of the Applicable Measurement Date	● 2.00%
● From and after the second anniversary of the Applicable Measurement Date	● 0.00%

; and

(ii)with respect to any Loans being prepaid or repaid pursuant to a Change in Control Prepayment, a fee (expressed as a percentage of the principal amount of the Loans being prepaid) equal to the percentage set forth below relating to the applicable date of prepayment:
Date of Prepayment / Repayment	Applicable Prepayment Premium
● Prior to the second anniversary of the Applicable Measurement Date	● 2.00%

● From and after the second anniversary of the Applicable Measurement Date	● 0.00%

“Approved Counterparty” means (a) Macquarie Bank Limited or any of its Affiliates, (b) J. Aron & Company LLC or any of its Affiliates and (c) any Person who, at the time a Swap Agreement is entered into, (i) is (A) the Administrative Agent or any Affiliate of the Administrative Agent or (B) any Lender or any Affiliate of a Lender and (ii) has (or whose parent company has) a long term senior unsecured debt rating of A- or higher by S&P or A3 or higher by Moody’s (or their equivalent).

“Approved Electronic Platform” has the meaning assigned such term in Section 11.14.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means NSAI and any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means Macquarie Bank Limited in its capacity as sole lead arranger.

“Asset Coverage Ratio” means, as of any date, the ratio of (a) Total PDP PV-10 as of such date (plus, for purposes of compliance with 0 only, as of such date, the Quarterly D&C Expenses incurred during the most recently ended fiscal quarter) to (b) Consolidated Total Net Indebtedness as of such date.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” has the meaning assigned to such term in the recitals hereto.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)the sum of (i) Daily Simple SOFR plus (ii) 0.15% (15 basis points); or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (a)or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof)

to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Board of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blowdown Trigger Event” has the meaning assigned to such term in Section 9.21(b).

“Blowdown Wells” has the meaning assigned to such term in Section 9.22(b).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrower Assumption Agreement” means that certain Assumption Agreement dated as of November 24, 2021, by and among the Existing Borrower and the Borrower.

“Borrowing” means Loans made on the same date.

“Borrowing Request” means a request by the Borrower, substantially in the form of Exhibit B or any other form approved by the Administrative Agent, for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed.

“Capital Expenditures” means, with respect to any Person, all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements and capitalized workover expenses) that are required to be capitalized under GAAP on a balance sheet of such Person.  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price minus the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.  For the avoidance of doubt, it is hereby understood and agreed that (x) expenditures pursuant to clause (c) of the definition of “Investment” and (y) G&A Expenses shall not constitute Capital Expenditures.

“Cash Equivalent” means cash held in US dollars and all Investments of the type identified in Section 9.05(c) through Section 9.05(f).

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries.

“Change in Control” means (a) Holdings ceases to own directly one hundred percent (100%) of the issued and outstanding Equity Interests of the Borrower, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (other than a Permitted Holder) or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC) (other than a group of Permitted Holders) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not (i) directors of Holdings on the Closing Date, (ii) nominated or appointed by the board of directors of Holdings or (iii) approved by the board of directors of Holdings as director candidates prior to their election or (d) a Specified Change of Control shall have occurred.

“Change in Control Prepayment” means any prepayment or repayment of the Loans in full in connection with the occurrence of a Change in Control, whether at the Borrower’s option pursuant to Section 3.04(a) or following an acceleration of the Loans pursuant to Section 10.01, in each case so long as such prepayment or repayment is made no later than two (2) Business Days after the date of such Change in Control.

“Change in Law” means (a) the adoption of or taking effect of any law, rule or regulation or treaty after the date of this Agreement, (b) any change in any law, rule or regulation or treaty or in the administration, in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(c), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III (but not Basel II), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, issued, adopted, promulgated or implemented.

“Closing Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Instrument; provided that at no time shall Excluded Assets be included in the Collateral (only for so long as such assets constitute “Excluded Assets”).

“Collateral Coverage Minimum” has the meaning assigned to such term in Section 8.14(a).

“Commitment” means an Initial Term Loan Commitment or a Delayed Draw Term Loan Commitment, as the context requires.

“Commodities Account” has the meaning assigned to such term in the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Compliance Certificate” means the Compliance Certificate, signed by a Financial Officer, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any Guarantor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Agreement, including through an Approved Electronic Platform.

“Consolidated Cash Balance” means, as of any date of determination, the aggregate amount of (a) cash, (b) Cash Equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to an account of or that would otherwise be required to be reflected as an asset on the balance sheet of, the Borrower or any Subsidiary as of such date; provided that the Consolidated Cash Balance shall exclude, without duplication, (i) any cash or Cash Equivalents for which the Borrower or any Subsidiary have, in the ordinary course of business, issued checks or initiated wires or ACH transfers in order to utilize such cash or Cash Equivalents, (ii) any cash or Cash Equivalents set aside to pay royalty obligations, working interest obligations including operating and capital expenses, production payments, suspense payments and severance taxes of the Borrower or any Subsidiary then due and owing to third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within three (3) Business Days in order to make such payments); (iii) any cash of Cash Equivalents set aside to pay payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations of the Borrower or any Subsidiary then due and owing and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within three (3) Business Days in order to make such payments); (iv) while and to the extent refundable, any cash or Cash Equivalents of the Borrower or any Subsidiary constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement permitted hereunder with a third party containing customary provisions regarding the payment and refunding of such deposits; (v) restricted cash or Cash Equivalents of the Borrower or any Subsidiary associated with the plugging and abandonment liabilities and other similar obligations imposed by a Governmental Requirement and arising in connection with acquisitions and divestitures of Oil and Gas Properties permitted hereunder; (vi) any refundable deposits held by unaffiliated third parties made in connection with transactions in the ordinary course of business; (vii) with respect to any calculation of the Consolidated Cash Balance as of the last day of any fiscal quarter occurring during the period from January 1, 2023 through December 31, 2024, without duplication, (A) the aggregate amount of cash projected to be spent by the Borrower and its Subsidiaries on Capital Expenditures in accordance with the APOD during the immediately succeeding fiscal quarter, which projection shall be based on the Budget required to be delivered pursuant to Section 8.01(p) within thirty-five (35) days after the end of such fiscal quarter and (B) up to $38,000,000 in the aggregate of Specified Additional Equity Capital received by the Borrower from and after the Third Amendment Effective Date and on or prior to March 31, 2024; and (viii) cash constituting Reinvestment Proceeds to the extent being held in a Reinvestment Proceeds Account.

“Consolidated Net Income” means, with respect to the Borrower and its Consolidated Subsidiaries for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(c)the net income (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary;
(d)the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to that Subsidiary or its stockholders;
(e)any gains or losses attributable to any write-ups or write-downs of assets, including ceiling test write-downs;
(f)any gain (or loss), together with any related provision for Taxes on such gain (or loss), realized in connection with: (i) any Disposition which is not made in the ordinary course of business or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and
(g)any non-recurring non-cash gains or losses.

For the avoidance of doubt, if the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, merger, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period.

“Consolidated Subsidiaries” means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Consolidated Total Indebtedness” means as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its Consolidated Subsidiaries, without duplication, outstanding on such date, in an amount that would be reflected on a consolidated balance sheet (excluding the notes thereto) prepared as of such date on a consolidated basis in accordance with GAAP but only to the extent such Indebtedness comprises (a) Indebtedness for borrowed money, (b) obligations in respect of Finance Leases, (c) obligations evidenced by bonds, notes, debentures, promissory notes or similar instruments, (d) obligations in respect of unreimbursed drawn letters of credit, (e) Indebtedness of the type described in clause (c) of the definition thereof and (f) any Indebtedness to the extent included in the foregoing clauses (a) through (e) of others guaranteed by the Borrower or any of its Subsidiaries or in which the Borrower or such Subsidiary otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of obligations under Swap Agreements, other than to the extent such obligations are due and payable and not paid on such date, or, undrawn (or if drawn, to the extent cash collateralized in the manner set forth in Section 2.07(j)) letters of credit, bank guarantees and performance or similar bonds.

“Consolidated Total Net Indebtedness” means as of any date of determination, Consolidated Total Indebtedness minus Unrestricted Cash that would be listed on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlled” has the meaning correlative thereto.

“Control Agreement” means a control agreement or similar agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by the applicable Loan Party, the Administrative Agent and the relevant financial institution party thereto, which (a) provides a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties (provided such Control Agreement may permit certain Excepted Liens according to its terms) and (b) establishes the Administrative Agent’s control, in each case, with respect to any Deposit Account, Securities Account or Commodities Account of such Loan Party.

“Controlled Account” means a Deposit Account, Securities Account or Commodities Account that is subject to a Control Agreement.

“Covered Entity” means any of the following:

(h)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(i)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(j)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 12.22.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Exposure” means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate unused Commitments of such Lender at such time plus (b) the aggregate principal amount of its Loans outstanding at such time.

“Cure Period” has the meaning assigned to such term in Section 9.01(d)(i).

“Current Assets” means, as of any date of determination, without duplication, the sum of (a) all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at such date, plus (b) the unused Delayed Draw Term Loan Commitments then available to be borrowed (including as a result of the conditions set forth in clauses (b) through (f) of Sections 6.02 being satisfied as of such date), but excluding (i) all non-cash assets under FASB ASC Topic 815, (ii) the aggregate amount of any deposits (whether in cash or otherwise) posted by the Borrower or any of its Consolidated Subsidiaries to secure Swap Obligations owing by such Persons or to cover market exposures, (iii) any deferred tax assets and (iv) any cash or Cash Equivalents deemed to be “restricted” in accordance with GAAP.

“Current Liabilities” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries on such date, but excluding (a) all non-cash obligations under FASB ASC Topic 815, (b) the current portion of the then outstanding aggregate principal amount of the Loans under this Agreement, (c) any deferred tax liabilities, (d) any current maturities of long-term Indebtedness for borrowed money, (e) royalties in suspense which are more than ninety (90) days past due in an amount not to exceed $7,500,000 in the aggregate and (f) accounts payable which are more than ninety (90) days past due and are being contested in good faith by appropriate action (and adequate reserves for the same are being maintained in accordance with GAAP) in an amount not to exceed $2,000,000 in the aggregate.

“Current Ratio” means, as of any date of determination, the ratio of (a) Current Assets as of the last day of the most recently ended fiscal quarter (which may be such date of determination) to (b) Current Liabilities on such day.

“Current Ratio Cure Prepayment” has the meaning assigned to such term in Section 9.01(d)(iii).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“DDTL Commitment Expiration Date” means the earliest to occur of (a) the date on which the Maximum DDTL Amount has been fully drawn, (b) the date on which the Delayed Draw Term Loan Commitments are otherwise terminated and (c) the date that is eighteen (18) months after the Closing Date.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Loan Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Loan Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Delayed Draw Term Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Delayed Draw Term Lender” means, as of any date of determination, each Lender having a Delayed Draw Term Loan Commitment or that holds Delayed Draw Term Loans.

“Delayed Draw Term Loan Availability Period” means the period from and including the Closing Date to and including the DDTL Commitment Expiration Date.

“Delayed Draw Term Loan Commitment” means, as to any Delayed Draw Term Lender, the aggregate commitment of such Delayed Draw Term Lender to make Delayed Draw Term Loans as set forth on Schedule 1.02(b) or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Delayed Draw Term Lender, as such commitment may be (i) reduced or terminated from time to time pursuant to Section 2.06(b) and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The aggregate amount of the Delayed Draw Term Loan Commitments of the Delayed Draw Term Lenders as of the Closing Date is $35,000,000.

“Delayed Draw Term Loans” means the loans (including Tranche A Loans and Tranche B Loans) made by the Delayed Draw Term Lenders to the Borrower pursuant to Section 2.02.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, condemnation or other disposition thereof (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise).  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disposition Threshold Amount” means $20,000,000.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures (excluding any maturity as a result of the optional redemption by the issuer thereof) or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or (c) is redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in each case, in whole or in part, on or prior to the date that is one year after the Maturity Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, an amount determined for the Borrower and its Consolidated Subsidiaries equal to the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest expense, (b) income taxes, (c) depreciation, (d) depletion, (e) amortization, (f) all other non-cash charges, (g) exploration expenses or costs (to the extent the Borrower adopts the successful efforts method of accounting), (h) any fees, expenses and other transaction costs which are incurred in connection with the Transactions and the other transactions contemplated hereby or thereby and (i) the amount of any non-recurring cash expenses and charges (other than any such non-recurring expenses and charges arising in the ordinary course of business), determined in accordance with GAAP, in an amount not to exceed ten percent (10%) of EBITDAX for such period (determined prior to giving effect to such addback), minus the following items of income to the extent included in Consolidated Net Income in such period: (i) all non-cash income (including cancellation of indebtedness income and non-cash income resulting from the requirements of Accounting Standards Codifications 410 and 815) and (ii) the amount of any non-recurring cash items of income, determined in accordance with GAAP; provided that for purposes of calculating EBITDAX for any period of four consecutive Fiscal Quarters (each, a “Reference Period”), (i) if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Consolidated Subsidiary shall have made a Material Disposition or Material Acquisition, EBITDAX (including Consolidated Net Income) for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition by the Borrower or its Consolidated Subsidiaries occurred on the first day of such Reference Period and (ii) if any calculations in the foregoing clause (i) are made on a pro forma basis, such pro forma adjustments are factually supportable and are determined in good faith by a Responsible Officer and subject to supporting documentation reasonably acceptable to the Administrative Agent.  As used in this definition, “Material Acquisition” means any acquisition by the Borrower or its Consolidated Subsidiaries of property or series of related acquisitions of property that involves consideration in excess of $5,000,000, and “Material Disposition” means any Disposition of property or series of related sales, transfers or other dispositions of property that yields gross proceeds to the Borrower or any Consolidated Subsidiary in excess of $5,000,000.

“ECP” means any Person who qualifies as an “eligible contract participant” under Section 2(e) of the Commodity Exchange Act.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Emergency Capital Expenditures” means any Capital Expenditures that are incurred in response to and to resolve or mitigate an emergency or threat to human health, safety or protection of the environment, as determined by the Borrower in good faith in consultation with the Administrative Agent, or to the extent required under any applicable law, rule or regulation of any Governmental Authority (including Environmental Laws).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.  For the purpose of this definition, (i) the term “oil” shall have the meaning specified in OPA, (ii) the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, (iii) the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and (iv) the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “reportable event” described in section 4043 of ERISA with respect to a Plan or a controlled group member, as applicable, for which the reporting requirements have not been waived, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to section 4063 or 4064 of ERISA during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, or a cessation of operations that is treated as such a withdrawal as provided in section 4062(e) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to section 4202 of ERISA, (f) the failure of Borrower, a Subsidiary or any ERISA Affiliate to meet the minimum funding standards under section 430 of the Code or section 303 of ERISA (determined without regard to any waiver of funding provisions therein) with respect to a Plan, (g) the Borrower, a Subsidiary or any ERISA Affiliate incurs a withdrawal liability under Subtitle E of Title IV of ERISA with respect to a Multiemployer Plan or (h) any other event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Erroneous Payment” has the meaning assigned to it in Section 11.06(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.16(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.16(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.16(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.16(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained to the extent required in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not more than sixty (60) days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not more than sixty (60) days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any Indebtedness for borrowed money and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from UCC financing statement filings regarding operating leases entered into in the ordinary course of business covering only the Property under any such operating lease; (j) Liens listed on the exhibits to the Security Instruments with respect to the Oil and Gas Properties of Borrower and each of its Subsidiaries, so long as such Liens (1) do not reduce the Net Revenues Interest (or “NRI” or terms of similar effect) attributable to any well, unit or lease included in the Oil and Gas Properties of Borrower and its Subsidiaries, materially below that shown on such exhibits to the Security Instruments or (2) increase the Working Interest (or “WI” or terms of similar effect) attributable to any well, unit or lease included in the Oil and Gas Properties of Borrower and its Subsidiaries, materially above that shown on such exhibits to the Security Instruments; and (k) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (1) limiting the transfer of properties and assets pending the consummation of the subject transaction, or (2) in respect of earnest money deposits, good faith deposits, purchase price adjustment and indemnity escrows and similar deposit or escrow arrangements made or established thereunder; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Specified Additional Capital” means, to the extent the aggregate amount of Specified Additional Capital received by the Borrower since the Third Amendment Effective Date exceeds $38,000,000, such excess; provided that the amount of Excess Specified Additional Capital shall be deemed to be zero if the Borrower does not comply with the requirement set forth in the first sentence of Section 8.24.

“Excluded Accounts” means (a) Deposit Accounts the balance of which consists exclusively of (i) withheld income Taxes and federal, state or local employment Taxes required to be paid to the Internal Revenue Service or state or local Governmental Authorities with respect to employees of the Borrower or any Subsidiary, (ii) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of the Borrower or any Subsidiary, (iii) amounts set aside for payroll and the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Subsidiary, (iv) amounts constituting purchase price deposits held in escrow pursuant to a purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (v) amounts held in escrow or in trust pending litigation or other settlement claims, and (vi) amounts held in trust or as fiduciaries for third parties in respect of such third party’s ratable share of the revenues of Oil and Gas Properties and (b) other Deposit Accounts, Securities Accounts or Commodities Accounts so long as (i) the average daily maximum balance in each such account over a thirty (30) day period does not at any time exceed $1,000,000 and (ii) the aggregate balance for all such accounts excluded pursuant to this clause (b) on any day does not exceed $3,000,000.

“Excluded Assets” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Excluded Swap Agreement Unwind” means, so long as no Event of Default has occurred and is continuing, any Unwind of Swap Agreements effected by the Borrower in order to comply with the requirements of Section 9.19(d), but only with respect to Swap Agreements covering notional amounts not to exceed the amount required to cause the Borrower to be in compliance with the requirements of Section 9.19(d).

“Excluded Swap Obligation” means (as such definition may be modified from time to time as agreed by the Borrower and the Administrative Agent), with respect to any Guarantor, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order thereunder (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes on income (however denominated), branch profits Taxes or franchise Taxes, in each case, (i) imposed by any jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such federal withholding Tax pursuant to Section 5.03, (c) Taxes attributable to such Lender’s failure to comply with Section 5.03(e) and (d) any withholding Tax that is imposed under FATCA.

“Existing APOD Boundary” means the geographic boundary depicted on Schedule 1.02(a) immediately prior to giving effect to the Third Amendment.

“Existing Borrower” means Battalion Oil Corporation, a Delaware corporation.

“Existing Credit Agreement” has the meaning given to such term in the recitals.

“Existing Obligations” means all “Secured Obligations” as such term is defined in the Existing Credit Agreement.

“Exiting Administrative Agent” means the “Administrative Agent”, as such term is defined in the Existing Credit Agreement.

“Exiting Lender” means any “Lender” (if any), as such term is defined in the Existing Credit Agreement, that is not a Lender under this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement between the United States and any other such jurisdiction that facilitates the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0.00%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means (a) that certain Fee Letter, dated as of the Closing Date, by and among the initial lenders party hereto as of the Closing Date and the Borrower, (b) that certain Administrative Agent Fee Letter, dated as of the Closing Date, by and between the Borrower and the Administrative Agent and (c) that certain Upfront Fee Letter, dated as of the Closing Date, by and between the Borrower and the Administrative Agent.

“Finance Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder; provided that any lease that would not have been recorded as a finance lease if it had been entered into prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall not be a Finance Lease whether or not so designated in accordance with GAAP as in effect at the time of the execution of such lease.

“Financial Officer” means, for any Person, the chief executive officer, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Five-Year Strip Price” means, as of the date that is five (5) days prior to delivery of a Reserve Report or other information and materials required to be delivered pursuant to the terms of this Agreement, (a) for the sixty (60) month period commencing with the month in which such date occurs, as quoted on the NYMEX and published in a nationally recognized publication for such pricing as selected by the Administrative Agent (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 0–60 and (b) for periods after such sixty (60) month period, the average corresponding monthly quoted futures contract price for months 49–60; provided, however, that (i) in the event that the NYMEX no longer provides futures contract price quotes for sixty (60) month periods, the longest period of quotes of less than sixty (60) months shall be used and (ii) if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Required Lenders shall, in consultation with the Borrower, designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX in this definition.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as now or hereafter in effect or any successor statute thereto and including any regulations promulgated thereunder.

“Floor” means a rate of interest equal to 0.00%.

“Force Majeure Event” means any catastrophic accident, act of war or terrorism, civil or military disturbance, natural catastrophe or act of God, and significant interruptions, losses or malfunctions of utilities services (in each case, which are not caused by and are outside the control of the Borrower and its Subsidiaries and their respective officers, employees and agents).

“Forecasted Specified PDP Production” means, for any period, the aggregate forecasted production of Hydrocarbons (measured in barrels of oil equivalent) from the Specified PDP Reserves for such period, as set forth on Schedule 1.02(c).

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“G&A Allocation Percentage” means (x) prior to a Subsidiary Trigger Event, 100% and (y) with respect to any fiscal quarter ending after a Subsidiary Trigger Event, subject to the reasonable prior approval of the Administrative Agent, a percentage equal to a fraction (i) the numerator of which is an amount equal to the portion of G&A Expenses of Holdings and all of its Subsidiaries for such fiscal quarter that are allocated to the Loan Parties in a reasonable manner and in proportion to the G&A Expenses actually attributable to the Loan Parties, in the good faith business judgment of the Borrower, and (ii) the denominator of which is the sum of all G&A Expenses of Holdings and all its Subsidiaries for such fiscal quarter.  Notwithstanding the foregoing, if the Borrower and the Administrative Agent are unable to agree on the allocation of G&A Expenses pursuant to this definition for a period of three (3) calendar months, then Borrower and the Administrative Agent agree to submit such dispute to a nationally recognized financial valuation firm proposed by the Majority Lenders for resolution, which resolution shall be binding on Borrower and the Administrative Agent.

“G&A Expenses” means expenses and costs incurred by the Borrower and each other Loan Party that are classified as “general and administrative costs”, including Restricted Payments made pursuant to Section 9.04(a)(iii), Section 9.04(a)(iv) or Section 9.04(a)(vi) (other than Section 9.04(a)(vi)(B)), consulting fees, salary, rent, supplies, travel, insurance, accounting, audit, legal, engineering and broker related fees required to manage the affairs of the Loan Parties; provided, that G&A Expenses shall not include (x) any expenses or costs incurred in connection with the Transactions or (y) any one-time expenses or costs relating to unusual or extraordinary events (including, for the avoidance of doubt, (i) settlement costs and (ii) expenses incurred in connection with the consummation of any investment, acquisition, merger, disposition, equity issuance or capital contribution, but excluding any retention or bonus payments paid in cash).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Gas Balancing Obligations” means those obligations set forth on Schedule 7.18 (as may be updated pursuant to the terms of Section 7.18).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means, collectively:

(a)as of the Closing Date, each Subsidiary of the Borrower, which Subsidiaries shall be set forth on Schedule 7.14 hereto; and
(b)following the Closing Date, each other Subsidiary that guarantees the Secured Obligations pursuant to Section 8.14(b) or any other Subsidiary that guarantees the Secured Obligations at the election of the Borrower.

“Guarantee and Collateral Agreement” means an Amended and Restated Guarantee and Collateral Agreement substantially in the form of Exhibit K and executed by the Guarantors.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Holdings” means Battalion Oil Corporation, a Delaware corporation.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding accounts payable incurred in the ordinary course of business that (i) are not overdue by more than ninety (90) days past the date of invoice or (ii) are being contested in good faith by appropriate action and adequate reserves for the same have been maintained in accordance with GAAP); (d) all obligations under Finance Leases; (e) all obligations under Synthetic Leases; (f) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; (g) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments for periods in excess of 120 days prior to the day of delivery, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP; provided, however, the contingent obligations of Borrower or any Subsidiary of Borrower pursuant to any purchase and sale agreement, stock purchase agreement, merger agreement or similar agreement shall not constitute “Indebtedness” within this definition so long as none of the same contains an obligation to pay money over time.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Information” has the meaning assigned to such term in Section 12.11.

“Initial APOD Wells” means the first five wells to be drilled after the Closing Date pursuant to the APOD.

“Initial Reserve Report” means the report with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries prepared by NSAI with an as of date of November 1, 2021.

“Initial Term Lender” means, as of any date of determination, each Lender having an Initial Term Loan Commitment or that holds Initial Term Loans.

“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans as set forth on Schedule 1.02(b) or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Lender.  The aggregate amount of the Initial Term Loan Commitments of the Initial Term Lenders as of the Closing Date is $200,000,000.

“Initial Term Loans” means the loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.02.

“Interest Payment Date” means (a) the last day of each fiscal quarter and (b) the Maturity Date.

“Interest Period” means (a) initially, the period commencing on the Closing Date and ending on the next succeeding Interest Payment Date and (b) each subsequent period commencing on the day after the last Interest Payment Date and ending on the next succeeding Interest Payment Date.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness of, or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods, supplies or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRR Parameters” means, for purposes of the APOD Economic Test, (a) the price forecast used to calculate the projected internal rate of return shall be (i) for crude oil, $50.00/bbl (WTI) and (ii) for natural gas, the then-current Five Year Strip Price, in each case adjusted by taking into account all then-existing Swap Agreements attributable to projected production from the Producing APOD Wells subject to the applicable APOD Economic Test, (b) the projected internal rate of return for any Producing APOD Tranche shall be measured from the date when Capital Expenditures associated with such Producing APOD Tranche were initially made, (c) the cumulative projected internal rate of return shall (i) reflect actual economic and production results of existing Producing APOD Tranches (including, for the avoidance of doubt, pricing actually realized) and (ii) with respect to forecasted economic and production results, be based on the latest forecast provided by the Borrower in good faith and based on reasonable assumptions and approved by the Administrative Agent; provided that, if the Administrative Agent does not approve any such forecast, the Borrower shall provide an updated forecast from NSAI and (d) all costs and expenses associated with the drilling and completion of the wells included in each Producing APOD Tranche shall be included in the calculation of the projected internal rate of return, regardless of whether the Borrower shall have received invoices therefor at the time of measurement of the APOD Economic Test.

“Issuing Bank” means Macquarie Bank Limited.  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JV Holdco” means any Subsidiary formed by the Borrower or any Subsidiary to directly own the Equity Interests in any joint venture listed on Schedule 1.02(d) or described in clause (iii) of the definition of “JV Entities”.

“JV Entities” means (i) each JV Holdco, (ii) each of the Persons listed on Schedule 1.02(d) and (iii) each joint venture formed after the Closing Date in which the Borrower or any Subsidiary owns Equity Interests but which does not constitute a “Subsidiary” of any Loan Party pursuant to clause (a) or (b) of the definition thereof.

“LC Commitment” means, at any time, an amount equal to $5,000,000. For the avoidance of doubt, the LC Commitment is in addition to the aggregate Commitments.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

“LC Fee” has the meaning assigned to such term in Section 3.05(b).

“Lenders” means the Persons listed on Schedule 1.02(b) and any Person that shall have become a party hereto pursuant to an Assignment and Assumption other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means (i) this Agreement, (ii) the Notes, if any, (iii) the Letter of Credit Agreements, (iv) the Letters of Credit, (v) the Security Instruments, (vi) the Fee Letters and (vii) any other agreements entered into in connection herewith by the Borrower or any Loan Party with or in favor of the Administrative Agent or the Lenders, which such agreements are expressly identified therein as a “Loan Document”.

“Loan Party” means, collectively, the Borrower and each Guarantor.

“Loans” means, collectively, the Initial Term Loans and the Delayed Draw Term Loans and “Loan” means any of the foregoing.

“Make-Whole Amount” means, with respect to any Loans being prepaid or accelerated (whether pursuant to Section 10.01, at the Borrower’s option pursuant to Section 3.04(a) or as required pursuant to Section 3.04(c)(ii) or Section 3.04(c)(iv)), an amount equal to (i) the sum of interest payments (calculated using a per annum rate of interest equal to the interest rate at the date of prepayment or acceleration (prior to giving effect to any increase in interest rate pursuant to Section 3.02(b))) that would have been paid on the full principal amount of the Loans so prepaid or accelerated if such principal amount had been outstanding from the date of prepayment or acceleration to the first anniversary of the Applicable Borrowing Date or the Applicable Measurement Date, as applicable, plus (ii) 2.00% of the principal amount of such Loans being prepaid or accelerated.

“Majority Lenders” means, at any date, (a) if the Commitments have not been terminated, Non-Defaulting Lenders and the Issuing Bank having or holding more than fifty percent (50%) of the total Credit Exposure, unused LC Commitment, and total LC Exposure in the aggregate at such date or (b) if the Commitments have been terminated, Non-Defaulting Lenders and the Issuing Bank having or holding more than fifty percent (50%) of the Total Outstandings and the total LC Exposure in the aggregate at such date; provided that the Majority Lenders must include, at any time that the Lenders consist solely of two (2) or three (3) un-affiliated Non-Defaulting Lenders, all Non-Defaulting Lenders.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Borrower, the Guarantors and their respective Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their respective material obligations under the Loan Documents, or (c) the ability of the Administrative Agent, the Issuing Bank and the Lenders to enforce the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Midstream Agreement” means any gas gathering or transportation agreement to which the Borrower or any Subsidiary is party that provides for or contemplates payments to be made by the Borrower or any Subsidiary in excess of $5,000,000 during any period of twelve (12) consecutive months.

“Material Oil and Gas Properties” means Oil and Gas Properties (x) owned by the Borrower or any of its Subsidiaries with an aggregate fair market value in excess of $1,000,000 or (y) subject to the APOD.

“Maturity Date” means November 24, 2025.

“Maximum DDTL Amount” means $35,000,000.

“Minimum Volume Commitment” means any “ship or pay” or other similar arrangement where any Person (a) commits to utilize a minimum capacity in a pipeline or otherwise guarantees a minimum thru-put volume in respect of a pipeline, processing or other midstream facility and (b) agrees to pay for such capacity or thru-put regardless of whether such capacity or thru-put is actually utilized.

“Money Laundering Laws” has the meaning assigned to such term in Section 7.23.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any supplements, modifications or amendments thereto and assumptions or assignments of the obligations thereunder by any Loan Party.  “Mortgages” means all of such Mortgages collectively.

“Mortgaged Property” means any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan as defined in sections 3(37) or 4001 (a)(3) of ERISA, to which the Borrower, a Subsidiary or an ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six years, has made or been obligated to make contributions.

“Net Cash Proceeds” means in connection with any issuance or sale of Equity Interests, debt securities or instruments, the incurrence or issuance of Indebtedness, any Disposition of Property, any Unwind of Swap Agreements (other than an Excluded Swap Agreement Unwind) or any Casualty Event, the aggregate cash proceeds received from such issuance, sale, incurrence, Disposition, Unwind or Casualty Event, as applicable, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Indebtedness” has the meaning assigned to such term in the definition of Permitted Refinancing Indebtedness.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Producing APOD Wells” means wells contained in the APOD that are spud but do not constitute Proved Developed Producing Reserves (based on the Borrower’s reasonable estimates thereof).

“Non-Recourse Indebtedness” means any Indebtedness of any JV Entity, in each case in respect of which the holder or holders thereof (a) shall have recourse only to, and shall have the right to require the obligations of such JV Entity to be performed, satisfied, and paid only out of, the Property of such JV Entity and/or one or more of its subsidiaries and/or any other Person (other than Borrower and/or any Subsidiary (other than in respect of Equity Interests of such JV Entity)) and (b) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Borrower or any Subsidiary or to any of the Property of Borrower or any Subsidiary (other than in respect of Equity Interests of such JV Entity), whether for principal, interest, fees, expenses or otherwise.

“Notes” means the promissory notes of the Borrower as requested by a Lender and described in Section 2.02(d) and being substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NSAI” means Netherland, Sewell & Associates, Inc.

“NYMEX” means the New York Mercantile Exchange.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Lenders” has the meaning assigned to such term in Section 12.03(a).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise solely from any payment made under or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Outstanding Amount” means the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“Patriot Act” has the meaning assigned to such term in Section 7.23.

“Payment Conditions” means (a) at the time of, and after given effect to the occurrence of the proposed transaction, no Default or Event of Default shall have occurred and be continuing, (b) after giving pro forma effect to the proposed event, (i) the Specified Asset

Coverage Ratio is equal to or greater than 2.50 to 1.00, (ii) the Specified Total Leverage Ratio does not exceed 1.50 to 1.00, (iii) the Current Ratio is equal to or greater than 1.00 to 1.00 and (iv) at least $1.00 is available under the Total Available Amount Basket and (c) prior to the occurrence of the proposed transaction, delivery to the Administrative Agent of a certificate signed by a Responsible Officer certifying as to the matters set forth in the preceding clauses (a) and (b).

“Payment in Full” means (a) the Commitments and the LC Commitment have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been indefeasibly paid in full in cash (other than contingent indemnification obligations), (c) all Letters of Credit shall have expired or terminated (or are cash collateralized or otherwise secured to the satisfaction of the Issuing Bank and the Administrative Agent) and all LC Disbursements shall have been reimbursed and (d) the expiration or termination of all Secured Swap Agreements and all amounts owing by any Loan Party thereunder shall have been indefeasibly paid in full in cash (other than Secured Swap Agreements as to which arrangements satisfactory to the applicable Secured Swap Provider have been made).

“Payment Recipient” has the meaning assigned to it in Section 11.16(a).

“PDP Production Test” means, as of any date of determination prior to the Third Amendment Effective Date, the Actual Specified PDP Production for the period beginning October 1, 2021 and ending on such date (the “PDP Production Test Measurement Period”), measured as a percentage of the Forecasted Specified PDP Production for the same period.  The Borrower shall deemed to be in compliance with the PDP Production Test as of any date of determination if the Actual Specified PDP Production for the PDP Production Test Measurement Period ending on such date is not more than five percent (5%) less than the Forecasted Specified PDP Production for such PDP Production Test Measurement Period.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Subsidiaries of any assets (including any assets constituting a business unit, line of business or division) or Equity Interests, so long as (a) the Acquisition Conditions are satisfied and (b) the consideration for such acquisition, together with all other Permitted Acquisitions consummated since the Closing Date, shall not exceed $50,000,000, except to the extent funded with the proceeds of a substantially concurrent issuance of Equity Interests in Holdings (other than Disqualified Capital Stock).

“Permitted Capital Expenditures” means (a) Capital Expenditures made by the Borrower or any of its Subsidiaries on or after the Closing Date in an aggregate amount not to exceed $10,000,000, (b) so long as the Payment Conditions are satisfied at the time of making any such Capital Expenditures, Capital Expenditures made by the Borrower or any of its Subsidiaries on or after January 1, 2023 and prior to the Third Amendment Effective Date in an aggregate amount not to exceed $40,000,000, (c) to the extent constituting Capital Expenditures, Permitted Reinvestment Transactions and (d) to the extent funded with Excess Specified Additional Capital, other Capital Expenditures.

“Permitted Holders” means Luminus Management, LLC, Oaktree Capital Management L.P., Lion Point Capital L.P. and Gen IV Investment Opportunities, LLC, and each of their respective Affiliates and funds managed or advised by any of them or any of their respective Affiliates (but excluding any operating portfolio companies of the foregoing persons).

“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “New Indebtedness”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Indebtedness (the “Refinanced Indebtedness”); provided that:

(a)such New Indebtedness is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal of, plus accrued interest on, the amount then outstanding of the Refinanced Indebtedness (or, if the Refinanced Indebtedness is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing,
(b)such New Indebtedness has a stated maturity no earlier than the stated maturity of the Refinanced Indebtedness and a weighted average life no shorter than the weighted average life of the Refinanced Indebtedness and does not, by its terms, restrict the prepayment or repayment of the Secured Obligations,
(c)such New Indebtedness contains covenants, events of default and guarantees which (other than “market” interest rate, fees, funding discounts and redemption or prepayment premiums as determined at the time of issuance or incurrence of any such Indebtedness) are not more restrictive on the Borrower and each of its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence),
(d)such New Indebtedness may not provide for cash interest payments in excess of 10.00% per annum in respect of such New Indebtedness;
(e)no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such New Indebtedness,
(f)such New Indebtedness (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the Guarantee and Collateral Agreement) to at least the same extent as the Refinanced Indebtedness and otherwise on terms satisfactory to the Administrative Agent,
(g)if such Refinanced Indebtedness is unsecured, such New Indebtedness shall be unsecured, and
(h)the terms and conditions of such New Indebtedness are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness.

“Permitted Reinvestment Transaction” shall mean (a) the acquisition, by merger or otherwise, by the Borrower or any of the Subsidiaries of any assets (including any assets constituting a business unit, line of business or division) or Equity Interests, so long as (i) the Acquisition Conditions are satisfied and (ii) such acquisition is funded solely with Reinvestment

Proceeds or (b) to the extent the Payment Conditions are satisfied at the time of making thereof, the making by the Borrower or any of its Subsidiaries of any Capital Expenditures funded solely with Reinvestment Proceeds.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA other than a Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the immediately preceding six years, sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date and executed by Holdings in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Administrative Agent may select).

“Producing APOD Tranche” means an APOD Tranche for which all of the wells in such APOD Tranche are Producing APOD Wells.

“Producing APOD Wells” means wells contained in the APOD that were previously Non-Producing APOD Wells but had a first sale of crude oil at least sixty (60) days prior to the date of determination and constitute Proved Developed Producing Reserves (based on the Borrower’s reasonable estimates thereof).

“Production Test Default” means, as of any date of determination prior to the Third Amendment Effective Date, that the Borrower is not in compliance with either (a) the PDP Production Test as of such date or (b) the APOD Economic Test as of such date, except, in either case, as a result of a Force Majeure Event that directly, materially and adversely impacts the business operations of the Borrower for a period no longer than forty-five (45) days, as reasonably determined by the Administrative Agent in consultation with the Borrower.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Acquisition” has the meaning given to such term in Section 9.19(a)(iii).

“Proposed APOD” has the meaning given to such term in Section 8.22(c).

“Proved Developed Producing Reserves” or “PDP Reserves” means oil and gas reserves that, in accordance with the Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves”.

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves.”

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or any of their respective Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement, and has notified the Administrative Agent in writing that such Lender wishes to receive only information consisting exclusively of information with respect to the Borrower and its Affiliates that is either publicly available or not material with respect to the Borrower and its Affiliates, any of their respective securities for purposes of United States federal and state securities laws.

“PV-10” means, on any date of determination, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties to which Proved Reserves are attributed, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and the other Subsidiaries’ collective interests in such Proved Reserves during the remaining expected economic lives of such reserves, calculated in accordance with the Five-Year Strip Price.

“QFC Credit Support” has the meaning assigned to such term in Section 12.22.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each of the Borrower, any Subsidiary and any Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Quarterly D&C Expenses” means, for any fiscal quarter, the amount of actual cash payments made by the Borrower constituting Capital Expenditures in connection with non-producing wells and drilled but uncompleted wells (excluding plugged wells or wells that are not reasonably expected to be completed), in each case, made pursuant to the then-current APOD during such fiscal quarter.

“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance, purchase or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness.  “Redeem” has the correlative meaning thereto.

“Reference Period” has the meaning assigned to such term in the definition of “EBITDAX”.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Reinvestment Proceeds” has the meaning assigned to such term in Section 3.04(c).

“Reinvestment Proceeds Account” means a deposit account of the Borrower subject to a Control Agreement in favor of the Administrative Agent which exclusively holds Reinvestment Proceeds.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, representatives and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Work” has the meaning assigned to such term in Section 8.01(a).

“Required APOD Swap Agreements” has the meaning assigned to such term in Section 8.20(c).

“Required Lenders” means, at any date, (a) if the Commitments have not been terminated, Non-Defaulting Lenders and the Issuing Bank having or holding at least sixty-six and two thirds percent (66-2/3%) of the total Credit Exposure, unused LC Commitment, and total LC Exposure in the aggregate at such date or (b) if the Commitments have been terminated, Non-Defaulting Lenders and the Issuing Bank having or holding at least sixty-six and two thirds percent (66-2/3%) of the Total Outstandings and the total LC Exposure in the aggregate at such date; provided that the Required Lenders must include, at any time that the Lenders consist solely of two (2) or three (3) un-affiliated Non-Defaulting Lenders, all Non-Defaulting Lenders.

“Reserve Report” means the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each March 31st, June 30, September 30 or December 31st, the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

“Reserve Report Certificate” has the meaning assigned to such term in Section 8.12(b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, any Financial Officer, Chief Legal Officer or Executive Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of (a) any such Equity Interests or (b) any option, warrant or other right to acquire any such Equity Interests.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any government, including any agency or instrumentality thereof, of a Sanctioned Country or Venezuela, or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c).

“Sanctions” means all economic or financial sanctions or trade embargoes, or other requirements imposed under similar laws or regulations, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SBA” means the U.S. Small Business Administration.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Amendment Effective Date” means November 14, 2022.

“Secured Obligations” means any and all amounts owing or to be owing by the Borrower or any Guarantor to (a) the Administrative Agent, the Issuing Bank or any Lender under any Loan Document, (b) any Secured Swap Provider with respect to any Secured Swap Agreement and (c) all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest and fees accruing after the maturity of the Loans and LC Disbursements or the termination of the Secured Swap Agreements and interest accruing after the filing of any petition for bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); provided that solely with respect to any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Loan Party shall in any event be excluded from “Secured Obligations” owing by such Loan Party.

“Secured Parties” means, collectively, the Administrative Agent, the Issuing Bank, the Lenders, each Secured Swap Provider and any other Person owed Secured Obligations. “Secured Party” means any of the foregoing individually.

“Secured Swap Agreement” means a Swap Agreement between (a) any Loan Party and (b) a Secured Swap Provider (including any such Swap Agreements in effect on the Closing Date and, for the avoidance of doubt, any Swap Agreements being novated to any Secured Swap Provider on the Closing Date).

“Secured Swap Provider” means any Person that, at the time it enters into a Swap Agreement with a Loan Party (including by novation), is an Approved Counterparty; provided that any such Person that ceases to be a Lender or an Affiliate of a Lender or the Administrative Agent or an Affiliate of the Administrative Agent shall not be a Secured Swap Counterparty with respect to any Swap Agreement that it thereafter enters into (or that is assigned or transferred to it) while it is not a Lender or an Affiliate of a Lender or the Administrative Agent or an Affiliate of the Administrative Agent; provided further that if any such Swap Agreement is novated or otherwise transferred by such Person to a third party that is not an Approved Counterparty, such third party shall not constitute a Secured Swap Provider.

“Securities Account” has the meaning assigned to such term in the UCC.

“Security Instruments” means (a) the Guarantee and Collateral Agreement, (b) the Mortgages, (c) any Perfection Certificate, (d) any Control Agreement, (e) the Pledge Agreement and (f) the other agreements, instruments or certificates described or referred to in Exhibit E and (f) any and all other agreements, instruments or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement), in each case in connection with, or as security for the payment or performance of the Secured Obligations, the Loans, the Notes, if any, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Determination Date” has the meaning given to such term in the definition of “Daily Simple SOFR”.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.

“SOFR Rate Day” has the meaning given to such term in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a solvency certificate signed by a Financial Officer in substantially the form of Exhibit H hereto.

“Specified Additional Capital” means cash proceeds received by the Borrower (a) from one or more issuances of Equity Interests (provided that the terms of any such Equity Interests do not provide for the payment of cash dividends and do not otherwise constitute Disqualified Capital Stock) or otherwise from the receipt of cash contributions to the capital of the Borrower or (b) from the issuance of Specified Subordinated Indebtedness, whether in a single transaction or multiple transactions.  Specified Additional Capital shall include any amounts received in respect of Specified Equity Contributions pursuant to Section 9.01(d) which otherwise constitute Specified Additional Capital notwithstanding the application of all or a portion of such Specified Equity Contributions to the repayment of the Loans pursuant to the terms of Section 9.01(d).

“Specified Additional Capital Effectiveness Date” means March 28, 2023.

“Specified Additional Equity Capital” means Specified Additional Capital of the type described in clause (a) of the definition thereof.

“Specified Additional Indebtedness” means unsecured senior or senior subordinated Indebtedness issued or incurred by the Borrower and any guarantees thereof by the Guarantors (including any Persons becoming Guarantors simultaneously with the incurrence of such Indebtedness):

(a)that does not restrict, by its terms, the prepayment or repayment of the Secured Obligations,
(b)that has terms which do not provide for the maturity of such Indebtedness to be or any scheduled repayment, mandatory redemption or sinking fund obligation to occur prior to ninety-one (91) days after the Maturity Date (other than customary offers to purchase upon a change of control and customary acceleration rights after an event of default),
(c)where the covenants, events of default and guarantees which (other than “market” interest rate, fees, funding discounts and redemption or prepayment premiums as determined at the time of issuance or incurrence of any such Indebtedness) are not more restrictive on the Borrower and each of its Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence),

(d)where, if such Indebtedness is subordinated Indebtedness in right of payment, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Secured Obligations,
(e)where no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Indebtedness; and
(f)such Indebtedness does not provide for the payment of cash interest in excess of 10.00% per annum.

“Specified Asset Coverage Ratio” means, as of any date, the ratio of (a) Total PDP PV-10 as of such date to (b) Consolidated Total Indebtedness as of such date.

“Specified Change of Control” means a “Change of Control” (or any other defined term having a similar purpose or meaning) as defined in any Specified Additional Indebtedness or any Permitted Refinancing Indebtedness in respect thereof.

“Specified Equity Contribution” means any capital contributions made in cash to, or any cash proceeds of an issuance of Equity Interests (other than Disqualified Capital Stock) by, the Borrower during the applicable Cure Period that are made for the purpose of exercising the cure rights set forth in Section 9.01(d).

“Specified Indebtedness” has the meaning assigned to such term in Section 9.04(b).

“Specified PDP Reserves” means (a) PDP Reserves of the Borrower and its Subsidiaries existing on the Closing Date and (b) PDP Reserves attributable to the Initial APOD Wells from and after the time all such wells become Producing APOD Wells.

“Specified Pad” means the Rio Bravo, Vermejo or Beartooth pad, as applicable, set forth on Schedule 1.02(a) under the heading “Pad”.

“Specified Subordinated Indebtedness” means any unsecured Indebtedness (and any Permitted Refinancing Indebtedness in respect thereof) that is subordinated in right of payment to the Secured Obligations on terms satisfactory to the Administrative Agent; provided that such Indebtedness (a) does not require any cash payments of principal, interest or other amounts prior to the date that is 180 days after the Maturity Date unless, after giving effect to any such cash payment, the Payment Conditions are satisfied, (b) does not have any covenants or events of default that are more restrictive or onerous than those contained in the Loan Documents and (c) has a stated maturity date that is no earlier than 180 days after the Maturity Date.

“Specified Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) EBITDAX for the period of four consecutive fiscal quarters ending on such date (or, of such date is not the last day of a fiscal quarter, the last day of the most recently ended fiscal quarter).

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower; provided that, notwithstanding anything in this definition to the contrary, it is hereby understood and agreed that no JV Entity shall be deemed a “Subsidiary” for any purposes hereunder.

“Subsidiary Trigger Event” means, after the Closing Date, the creation, formation or acquisition of any Subsidiary by Holdings which is not a Subsidiary of the Borrower.

“Supported QFC” has the meaning assigned to such term in Section 12.22.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, collar or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term SOFR” means the Term SOFR Reference Rate on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of three (3) months has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.15% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR for a tenor of three (3) months.

“Third Amendment” means that certain Third Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of March 28, 2024, among the Borrower, Holdings, each of the Guarantors, each of the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.

“Title Coverage Minimum” has the meaning assigned to such term in Section 8.13(a).

“Total Available Amount Basket” means, at any time, an amount equal to (a) $50,000,000 less the sum of (b)(i) the amount of Permitted Capital Expenditures made pursuant to clauses (a) and (b) of the definition thereof since the Closing Date, plus (ii) the amount of Restricted Payments made pursuant to Section 9.04(a)(v) since the Closing Date, plus (iii) the amount of Investments made pursuant to Section 9.05(m) since the Closing Date.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Net Indebtedness as of such date to (b) EBITDAX for the period of four consecutive fiscal quarters ending on such date (or, if such date is not the last day of a fiscal quarter, the last day of the most recently ended fiscal quarter).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Total PDP PV-10” means, as of any date of determination, the sum of (a) the estimated market value (whether positive of negative) of the Loan Parties’ hedge position, discounted using an annual discount rate of 10%, plus (b) the present value of estimated future revenues to be realized from the production of Hydrocarbons from the Oil and Gas Properties of the Loan Parties to which Proved Developed Producing Reserves are attributed as set forth in the most recent Reserve Report delivered pursuant hereto and calculated in accordance with SEC guidelines for reporting proved oil and gas reserves, with appropriate deductions for take or pay and other prepayments, severance and ad valorem taxes, operating, gathering, transportation and marketing expenses, capital expenditures (including capitalized workover expenses) and plugging and abandonment costs. Each calculation of such estimated future revenues shall be made (a) using the Five Year Strip Price, adjusted in a manner reasonably acceptable to the Administrative Agent for (i) any basis differential between the actual delivery location and the reference price delivery location and price differential between the actual product delivered and the reference product, in each case, using in each case using methodology consistent with past practices and in good faith based on observable differentials (which utilized differentials shall be, volume weighted on the basis of current and expected future arrangements for the sale of production, the lesser of (A) the average actual differentials for the last twelve months and (B) those future differentials which may be hedged by contract); and (ii) quality and gravity, (b) using costs as of the date of estimation without future escalation and without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, (c) discounted using an annual discount rate of 10% and (d) to the extent not otherwise specified in the preceding clauses of this sentence, using reasonable economic assumptions consistent with such clauses.  Total PDP PV-10 shall be calculated on a pro forma basis, giving effect to (x) acquisitions and Dispositions of Oil and Gas Properties consummated by the Borrower and the other Loan Parties since the date of the most recently delivered Reserve Report (provided that, in the case of any acquisition of Oil and Gas Properties, the Administrative Agent shall have received a Reserve Report, in form and substance reasonably satisfactory to it, evaluating the Proved Developed Producing Reserves attributable thereto) and (y) the unwind, monetization or termination of any Swap Agreement to which a Loan Party is a party, in each case occurring since the date of the most recently delivered Reserve Report.

“Tranche A Loans” has the meaning assigned to such term in Section 2.01(a).

“Tranche B Loans” has the meaning assigned to such term in Section 2.01(a).

“Tranche A Draw Period” means the period from the Closing Date until the earlier of (a) the date that is eighteen (18) months after the Closing Date and (b) the date on which Delayed Draw Term Loans in an aggregate principal amount at least equal to $20,000,000 have been made to the Borrower under Section 2.02.

“Tranche B Draw Period” means the period from the date on which the Initial APOD Wells each become Producing APOD Wells to the date that is eighteen (18) months after the Closing Date.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of its obligations under this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guarantee and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral thereunder, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments and (c) the assignment, termination or release of all Liens, Indebtedness and guarantees under the Existing Credit Agreement.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any collateral.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unrestricted Cash” means cash and Cash Equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries; provided that (a) cash and Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of Borrower or any of its Subsidiaries solely because such cash or Cash Equivalents are subject to a Control Agreement in favor of the Administrative Agent shall constitute Unrestricted Cash hereunder, (b) cash and Cash Equivalents shall be included in the determination of Unrestricted Cash only to the extent that such cash and Cash Equivalents are maintained in accounts subject to a Control Agreement or are Excluded Accounts of the type specified in clause (b) of the definition thereof, in each case, in compliance with the terms of this Agreement and (c) cash and Cash Equivalents that are maintained in accounts to the extent required under this Agreement to cash collateralize LC Exposure shall not be included in Unrestricted Cash.

“Unwind” means, with respect to any transaction under a Swap Agreement, the early termination, unwind, or cancelation of any transaction under such Swap Agreement. “Unwound” shall have a meaning correlative to the foregoing.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” has the meaning given in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning given to such term in Section 12.22.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Workover Expenses” means any expenses relating to workovers, “re-works” or other remedial treatments in respect of producing oil & gas wells.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03[Reserved].
Section 1.04Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Administrative Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Administrative Agent and the other Secured Parties.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP (including the impact of “fresh start” accounting under Accounting Standards Codification 852, which for the avoidance of doubt shall be applicable only on a post-emergence basis), applied on a basis consistent with the Financial Statements, except for Accounting Changes (as defined below) with which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a).  Notwithstanding anything to the contrary contained in the preceding sentence or in the definitions of “Finance Leases,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Finance Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Finance Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.  In the event that any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC.

Section 1.06Interest Rates.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
The Credits
Section 2.01Commitments.
(a)Subject to the terms and conditions set forth herein, each Initial Term Lender (severally and not jointly) agrees to make Initial Term Loans to the Borrower on the Closing Date in an amount equal to such Initial Term Lender’s Initial Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent on the Closing Date. Amounts repaid or prepaid in respect of the Initial Term Loans may not be reborrowed. Each Initial Term Lender’s Initial Term Loan Commitment shall automatically and without notice be reduced to zero immediately after the funding of the Initial Term Loans on the Closing Date.
(b)Subject to the term and conditions set forth herein (including Section 6.02), each Delayed Draw Term Lender (severally and not jointly) agrees to make Delayed Draw Term Loans to the Borrower from time to time on any Business Day during the Delayed Draw Term Loan Availability Period; provided that (i) the aggregate principal amount of any Delayed Draw Term Loan made by any Delayed Draw Term Lender during the Tranche A Draw Period shall not exceed $20,000,000 (“Tranche A Loans”), (ii) the aggregate principal amount of any Delayed Draw Term Loans made by any Delayed Draw Term Lender during the Tranche B Draw Period shall not exceed $15,000,000 (“Tranche B Loans”), (iii) the principal amount of any Delayed Draw Term Loan made by any Delayed Draw Term Lender on the occasion of any Borrowing of Delayed Draw Term Loans shall not exceed the then available Delayed Draw Term Loan Commitment of such Lender (immediately prior to giving effect to the making of such Delayed Draw Term Loan) and (iv) the aggregate principal amount of all Delayed Draw Term Loans made by the Delayed Draw Term Lenders during the Delayed Draw Term Loan Availability Period shall not exceed the Maximum DDTL Amount. Amounts repaid or prepaid in respect of the Delayed Draw Term Loans may not be reborrowed.
Section 2.02Loans and Borrowings.
(a)Borrowings; Several Obligations.  Each Loan shall be made by the applicable Lenders ratably in accordance with their respective Initial Term Loan Commitments or Delayed Draw Term Loan Commitments, as applicable.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;

provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Amount.  The Borrowing of the Initial Term Loans on the Closing Date shall be in an aggregate amount equal to the aggregate Initial Term Loan Commitments. Each Borrowing of Delayed Draw Term Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000.
(c)Notes.  Any Lender may request that Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender and substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, dated, in the case of (i) any Initial Term Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Delayed Draw Term Lender, as of the funding date of any Delayed Draw Term Loans, or (iii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption.  The date, amount and interest rate of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
Section 2.03Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request not later than 11:00 A.M., New York City time, (a) in the case of the Borrowing of Initial Term Loans, (3) Business Days before the date of the proposed Borrowing and (b) in the case of a Borrowing of Delayed Draw Term Loans, (5) Business Days before the date of the proposed Borrowing.  Such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower.  Such Borrowing Request shall specify the following information in compliance with Section 2.02; provided that, notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent shall not be required to make the Initial Term Loans available to the Borrower in immediately available funds on the Closing Date unless and until the Administrative Agent has received from the applicable Lenders, in its designated account, the aggregate amount equal to the Initial Term Loans requested by the Borrower to be funded hereunder.
(i)the aggregate amount of the requested Borrowing of Initial Term Loans or Delayed Draw Term Loans, which shall comply with the requirements of Section 2.02(b);
(ii)the date of such Borrowing of Initial Term Loans or Delayed Draw Term Loans, which shall be a Business Day; and
(iii)the location and number of the Borrower’s account to which the proceeds of such Borrowing are to be disbursed.

Promptly following receipt of such Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.  Not later than 1:00 P.M., New York

City time, on the date of the proposed Borrowing, each Lender shall make available to the Administrative Agent an amount in Dollars and in immediately available funds equal to the Loan to be made by such Lender on the date of the proposed Borrowing.  The Administrative Agent shall then make available to Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

Section 2.04[Reserved]
Section 2.05Evidence of Debt.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)The Register and the corresponding entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. If any conflict exists between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 2.06Scheduled Termination of Commitments; Optional Termination and Reduction of Commitments.
(a)The Initial Term Loan Commitments shall terminate on the Closing Date immediately after the funding of the Initial Term Loans on the Closing Date. Unless previously terminated, the Delayed Draw Term Loan Commitments shall terminate on the DDTL Commitment Expiration Date; provided that, on the date of each Borrowing of Delayed Draw Term Loans, the portion of the delayed Draw Term Loan Commitments being funded pursuant to such Borrowing shall terminate immediately after the funding of such Delayed Draw Term Loans.
(b)The Borrower may at any time terminate, or from time to time reduce, the Delayed Draw Term Loan Commitments; provided that (i) each partial reduction of the Delayed Draw Term Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.
(c)The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Delayed Draw Term Loan Commitments under paragraph (b) of this Section by 11:00 a.m. New York City time, as least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Each reduction of the Delayed Draw Term Loan Commitments shall be made ratably among the Delayed Draw Term Lenders in accordance with their respective Delayed Draw Term Loan Commitments.
Section 2.07Letters of Credit.
(a)General; Conditions.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Issuing Bank, at any time, and subject to the conditions set forth in the last paragraph of this clause (a), and from time to time during the period from the Closing Date until the day which is ten (10) Business Days prior to the Maturity Date; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if the LC Exposure would exceed the LC Commitment.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person in violation of Section 9.09.

The obligation of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (i) at the time of and immediately after giving effect to the issuance, amendment, renewal or extension of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties of the Loan Parties in each applicable Loan Document shall be true and correct in all material respects on and as of the date of the issuance, amendment, renewal or extension of such Letter of Credit, with the same effect as though made on and as of such date, except in the case of any representation and warranty which (A) expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of the respective date and (B) is qualified by a materiality or Material Adverse Effect standard in which case such representation and warranty shall be true and correct in all respects, and (iii) the receipt by the Issuing Bank of a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.07(b).  Each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this paragraph.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall provide to the Issuing Bank and the Administrative Agent a Letter of Credit request not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension unless otherwise consented to by the Issuing Bank by facsimile, or via PDF copy sent by email: (i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended,

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), (iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.07(c)), (iv) specifying the amount of such Letter of Credit, (v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, and (vi) specifying such other information as is reasonably requested by the Issuing Bank in accordance with its practices for issuing (or amended, renewing or extending) Letters of Credit.  Each notice shall constitute a representation that, after giving effect to the requested issuance, amendment, renewal or extension, as applicable, the LC Exposure shall not exceed the LC Commitment on the date of such issuance, amendment, renewal or extension.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.
(c)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (1) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (2) the date that is ten (10) Business Days prior to the Maturity Date; provided that if any Letter of Credit remains outstanding 30 days prior to the Maturity Date, Borrowers shall cash collateralize each such Letter of Credit 30 days prior to the Maturity Date in an amount equal to one hundred and three percent (103%) of the face amount thereof.
(d)[Reserved].
(e)Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, (i) on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice.  If the Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent of such failure.
(f)Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.07(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply substantially with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.07(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.07(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to the Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.07(e), then Section 3.02(c) shall apply.  Interest accrued pursuant to this Section 2.07(h) shall be for the account of the Issuing Bank.
(i)Resignation and Replacement of the Issuing Bank.  Subject to the appointment and acceptance of a successor Issuing Bank which is reasonably acceptable to the Borrower, the Issuing Bank may resign as Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced by another Person that is willing to become the Issuing Bank hereunder and is reasonably acceptable to the Borrower and the Administrative Agent.  The Administrative Agent shall notify the Lenders of any such resignation and replacement of the Issuing Bank.  At the time any such resignation and replacement shall become effective, the

Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall also be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)Cash Collateralization.  If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Issuing Bank demanding the deposit of cash collateral pursuant to this Section 2.07(j), (ii) the LC Exposure exceeds the LC Commitment at any time, including as a result of the termination of the LC Commitment or (iii) ten (10) Business Days prior to Payment in Full at the Maturity Date then, in each case, the Borrower shall deposit, in an account with the Issuing Bank, in the name of the Issuing Bank and for the benefit of the Issuing Bank, an amount in cash equal to 103% of (A) in the case of an Event of Default, the LC Exposure (net of any cash collateral already held at the applicable time by the Issuing Bank with respect to such LC Exposure) or (B) in the case of the LC Exposure exceeding the LC Commitment, the amount of such excess; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i).  The Borrower hereby grants to the Issuing Bank for the sole benefit of the Issuing Bank, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.07(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations to the Issuing Bank under this Agreement and the other Loan Documents.  The Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Issuing Bank and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such deposit shall accumulate in such account.  Moneys in such account shall be applied by the Issuing Bank to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors to the Issuing Bank under this Agreement or the other Loan Documents.
(k)Letters of Credit Issued for Account of Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) in accordance with the terms of this Agreement as if such Letter of Credit had been issued solely for the account of the Borrower.  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
ARTICLE III
Payments of Principal and Interest; Prepayments; Fees
Section 3.01Repayment of Loans.
(a)On the last day of each fiscal quarter, commencing with the fiscal quarter ending on March 31, 2023, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender an amount of Loans set forth in the following table for the applicable fiscal quarter:
Fiscal Quarter	Payment Amount
Fiscal quarter ending March 31, 2023	$5,000,000.00
Fiscal quarters ending June 30, 2023 through and including March 31, 2024	$10,000,000.00
Fiscal quarters ending June 30, 2024 and September 30, 2024	$12,500,000.00
Fiscal quarters ending December 31, 2024 and March 31, 2025	$15,000,000.00
Fiscal quarters ending June 30, 2025 and September 30, 2025	$10,000,000.00

(b)To the extent not previously repaid, the Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the outstanding principal amount of the Loans on the Maturity Date.

Section 3.02Interest.
(a)Interest.  The Loans shall bear interest during each Interest Period at (i) with respect to any Loans (other than any ABR Loans), the Adjusted Term SOFR Rate plus the Applicable Margin and (ii) with respect to any ABR Loans, the ABR plus the Applicable Margin, but, in each case, in no event to exceed the Highest Lawful Rate. Borrowings of ABR Loans shall be permitted only as expressly set forth in Section 3.03.
(b)Post-Default Rate.  If (i) an Event of Default pursuant to Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j) has occurred and is continuing, then all Loans and other amounts outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the applicable interest rate (or, in the event there is no applicable rate, two percent (2%) plus the rate applicable to Loans as provided in Section 3.02(a)), but in no event to exceed the Highest Lawful Rate and (ii) any other Event of Default has occurred and is continuing, then the Majority Lenders by written notice (which may be given on their behalf by the Administrative Agent (including by electronic mail)) may elect to have all Loans and other amounts outstanding bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the applicable interest rate (or, in the event there is no applicable rate, two percent (2%) plus the rate applicable to Loans as provided in Section 3.02(a)), but in no event to exceed the Highest Lawful Rate.
(c)Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(d)Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, except (i) interest computed by reference to the Alternate Base Rate at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) if the computation of interest on the basis of a year of 360 days would exceed the Highest Lawful Rate, interest shall instead be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Term SOFR Rate, Term SOFR Rate or ABR, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)Term SOFR Conforming Changes.  In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.03Alternate Rate of Interest.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(d) and (v) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04.
(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period.
(f)Inability to Determine Rates. Subject to clauses (a), (b), (c), (d) and (e) of this Section 3.03, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) prior to the commencement of any Interest Period for a Borrowing of SOFR Loans that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or Term SOFR (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period, or
(ii)the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent,
(iii)then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Majority Lenders) revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and

(ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.02.

Section 3.04Prepayments.
(a)Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).
(b)Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent in written notice (which may be by electronic mail) of any prepayment hereunder not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or any other transaction, in which case, such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 3.03, (ii)  the Applicable Prepayment Premium and (iii) any amounts due under Section 5.02. Each partial prepayment shall be in an aggregate amount not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof.
(c)Mandatory Prepayments.
(i)Application in Connection with Consolidated Cash Balance. If, as of the last day of any fiscal quarter occurring on or after January 31, 2023, the Consolidated Cash Balance exceeds $20,000,000, the Borrower shall, within forty (40) days after the last day of such fiscal quarter, (A) prepay the Loans in an aggregate amount equal to such excess and (B) if any excess remains after prepaying all such Loans, pay to the Administrative Agent on behalf of the Issuing Bank an amount equal to such Issuing Bank’s LC Exposure to be held as cash collateral as provided in Section 2.07(j); provided that if a Loan Party does not subsequently issue checks or initiate wires or ACH transfers within the three (3) Business Day period pursuant to clause (ii) or (iii) of the definition of “Consolidated Cash Balance”, (x) the cash and/or Cash Equivalents associated with such proposed transfer shall no longer be excluded from the definition of “Consolidated Cash Balance”, (y) the Consolidated Cash Balance shall be recalculated, giving effect to the inclusion of such amounts and (z) if, as a result of such recalculation, the Consolidated Cash Balance exceeds $20,000,000, the Borrower shall prepay the Loans in an aggregate principal amount equal to such excess on the first Business Day after the end of such three (3) Business Day period.
(ii)Indebtedness Incurrence.  Upon the incurrence or issuance of any Indebtedness not expressly permitted by Section 9.02, the Borrower shall, on the next Business

Day, prepay the Loans in an aggregate amount equal one hundred percent (100%) of the Net Cash Proceeds received in respect of such Indebtedness.
(iii)[Reserved].
(iv)Dispositions and Unwinds. In addition to the foregoing mandatory prepayments set forth in this Section 3.04(c), within five (5) Business Days following the receipt by any Loan Party of any Net Cash Proceeds from any Disposition made pursuant to Section 9.13(d), Section 9.13(f) or Section 9.13(k), or any Unwind of a Swap Agreement, to the extent that the aggregate amount of all such Net Proceeds received since the Closing Date exceeds the Disposition Threshold Amount, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Disposition or Unwind (or, if less, such excess above the Disposition Threshold Amount); provided that so long as no Event of Default shall have occurred and be continuing, the Loan Parties may reinvest the amount of any such Net Cash Proceeds (the “Reinvestment Proceeds”) within one hundred and eighty (180) days after the receipt thereof (x) by making Capital Expenditures related to the APOD or (y) by making a Permitted Reinvestment Transaction; provided that if the recipient does not intend to fully reinvest such Reinvestment Proceeds, or if the time period set forth in this sentence expires without such recipient having reinvested such Reinvestment Proceeds, the Borrower shall prepay the Loans in an amount equal to such Reinvestment Proceeds (to the extent not reinvested within such time period); provided further that the Reinvestment Proceeds shall be deposited into a Reinvestment Proceeds Account within three (3) Business Dates from the date of receipt of such Reinvestment Proceeds until the date such Reinvestment Proceeds are reinvested in accordance with this Section 3.04(c)(iv).
(v)[Reserved].
(vi)Interest to be Paid with Prepayments; Applicable Prepayment Premium. Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings; provided that the Borrower may elect on not more than two (2) occasions for a prepayment of Borrowings pursuant to this Section 3.04(c) be applied in direct order of maturity solely to the next scheduled installment of principal with respect to such Loans set forth in Section 3.01, and, thereafter, ratably to the succeeding installments of the Loans (including the amount due on the Maturity Date).  Prepayments pursuant to this Section 3.04(c) shall be accompanied by (i) accrued interest to the extent required by Section 3.02, (ii) with respect to prepayment made pursuant to Section 3.04(c)(ii) and Section 3.04(c)(iv) (excluding Net Cash Proceeds attributable to Casualty Events not to exceed $10,000,000 in the aggregate), the Applicable Prepayment Premium and (iii) any break funding payments required by Section 5.02.
Section 3.05Fees.
(a)Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

(b)Letter of Credit Fees.  The Borrower agrees to pay (i)  to the Issuing Bank, a fee (the “LC Fee”), equal to the product of (x) the Applicable Margin multiplied by (y) the average daily amount of the Issuing Bank’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of  the date of termination of the LC Commitment and the date of which there cease to be any LC Exposure, (ii) to the Issuing Bank, for its own account, a fronting fee, which shall accrue at the rate of 0.25% per annum, on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the LC Commitment and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  The LC Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the termination date and any such fees accruing after the termination date shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)Delayed Draw Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Lender a commitment fee, which shall accrue at a rate per annum equal to 2.00% of the average daily amount of the undrawn portion of the Delayed Draw Term Loan Commitment of such Delayed Draw Term Lender during the Delayed Draw Term Loan Availability Period.  Accrued commitment fees shall be payable in arrears on the last day of each fiscal quarter, commencing on the first such date to occur after the Closing Date, and on the DDTL Commitment Expiration Date. All commitment fees under this Section 3.05(c) shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs
Section 4.01Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)Payments by the Borrower.  The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon, but shall be considered received on the date paid for purposes of Section 10.01.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.
(b)Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment or prepayment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower and/or the Guarantors to and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless and until an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary or advisable to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.
Section 4.04Payments and Deductions to a Defaulting Lender.
(a)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.05(a), or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.
(b)If a Defaulting Lender as a result of the exercise of a set-off shall have received a payment in respect of its Credit Exposure which results in its Credit Exposure being less than its Applicable Percentage of the aggregate Credit Exposures, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the aggregate Credit Exposures.  Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding.  After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.04(b), all principal will be paid ratably as provided in Section 10.02(c).

(c)Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05.
(ii)The Commitment and the outstanding principal balance of the Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that (except as expressly set forth in Section 12.02 and in the next proviso) any waiver, amendment or modification requiring the consent of each affected Lender and which affects such Defaulting Lender, shall require the consent of such Defaulting Lender;.
(iii)[Reserved].
(iv)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.02(c) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, [reserved]; third, as the Borrower may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fourth if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Event of Default is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 4.04(c)(iii).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.04 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d)In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the Lender will, to the extent applicable, purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
ARTICLE V
Increased Costs; Break Funding Payments; Taxes
Section 5.01Increased Costs.
(a)Changes in Law.  If any Change in Law shall:
(b)(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(i)shall subject any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes or Other Taxes indemnified under Section 5.03 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(ii)impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making, converting into, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Loan Party of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such additional costs incurred or reduction suffered.

(c)Capital and Liquidity Requirements.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or liquidity on the capital or liquidity of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(d)Certificates.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or Section 5.01(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(e)Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 5.02Break Funding Payments.  In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 5.03Taxes.
(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If a withholding agent shall be required under applicable law (as determined in the good faith discretion by the applicable withholding agent) to deduct any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions, (ii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made.
(b)Payment of Other Taxes by the Borrower.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for such Other Taxes.
(c)Indemnification by the Borrower.  The Borrower and Guarantors shall jointly and severally indemnify the Administrative Agent and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent and such Lender, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.  Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section 5.03 shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation.
(d)Evidence of Payments.  As soon as reasonably practicable after any payment of Taxes by the Borrower or a Guarantor to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(i)(A), Section 5.03(e)(i)(B) and Section 5.03(e)(i)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership), executed copies of IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such beneficial owner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower or Guarantors have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower and Guarantors to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(f).

(g)Tax Refunds.  If the Administrative Agent or a Lender determines, in its sole discretion (exercised in good faith), that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(h)For purposes of this Section 5.03, the term Lender shall include the Administrative Agent.
Section 5.04Mitigation Obligations; Replacement of Lenders.
(a)Designation of Different Lending Office.  If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders.  If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, modification, consent, discharge or termination that requires the consent of all the Lenders (or the affected Lenders and such Lender is an affected Lender) pursuant to Section 12.02 and with respect to which the Required Lenders have consented, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (2) such

Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (3) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (1) an assignment required pursuant to this paragraph (b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
ARTICLE VI
Conditions Precedent
Section 6.01Closing Date.  The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement are subject to satisfaction or waiver in accordance with Section 12.02 of each of the following conditions:
(a)Credit Agreement. The Loan Documents shall be in form and substance reasonably satisfactory to the Borrower and the Administrative Agent and in connection therewith the Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
(b)Loan Documents.
(i)Execution of Security Instruments.  The Administrative Agent shall have received from each party thereto counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit E, including the Guarantee and Collateral Agreement, the Mortgages and Perfection Certificate, that have been executed and delivered by a Responsible Officer of each party thereto.  (A) The Administrative Agent shall be reasonably satisfied that, upon recording the Mortgages, the reaffirmation agreements, the assignments or other documents reasonably satisfactory to the Administrative Agent, if any, in each case, in the appropriate filing offices, it shall have a first priority Lien on at least the Collateral Coverage Minimum and (B)  the Borrower shall have executed and delivered Control Agreements in connection with its Deposit Accounts, Securities Accounts and Commodities Accounts (other than any Excluded Accounts), as applicable.

(ii)Filings, Registrations and Recordings.  Each Security Instrument and any other document (including any UCC financing statement) required by any Security Instrument or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than Liens permitted by Section 9.03) shall be in proper form for filing, registration or recordation.
(iii)Pledged Stock; Stock Powers; Pledged Notes.  The Administrative Agent shall have received (A) the certificates (if any) representing the shares of Equity Interests required to be pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(c)Fees.  All fees required to be paid to the Administrative Agent, the Arranger and the Lenders on or before the Closing Date shall have been paid. All reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent) required to be paid to the Administrative Agent and the Lenders on or before the Closing Date shall have been paid.
(d)Solvency Certificate.  The Administrative Agent shall have received the Solvency Certificate from a Financial Officer.
(e)Secretary’s Certificates.  The Administrative Agent shall have received a certificate of a Responsible Officer of Holdings and each Loan Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of Holdings or such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Holdings or such Loan Party (A) who are authorized to sign the Loan Documents to which Holdings or such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers and (iv) the articles or certificate of incorporation and by-laws or other applicable organizational documents of Holdings or such Loan Party, certified by such Responsible Officer as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from Holdings or such Loan Party, as applicable, to the contrary.
(f)Legal Opinions.  The Administrative Agent shall have received an opinion of (i) Weil, Gotshal & Manges LLP, counsel for the Loan Parties and Holdings and (ii) local counsel in any jurisdictions where Security Instruments will be recorded to perfect first priority Liens on any Oil and Gas Properties, in each case in form and of substance reasonably acceptable to the Administrative Agent.
(g)Financial Statements; No Other Debt.  The Administrative Agent shall have received (i) a certificate of a Financial Officer in form and substance reasonably satisfactory to the

Administrative Agent certifying that to such certificate is a pro forma unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the most recently ended fiscal quarter ending at least 45 days prior to the Closing Date giving effect to the Transactions and the other transactions contemplated to occur on the Closing Date, which will reflect that the Borrower and the other Loan Parties will have no Indebtedness on the Closing Date other than the Secured Obligations or other Indebtedness permitted by Section 9.02 and (ii) the Financial Statements.
(h)Approvals and Consents; No Material Adverse Effect; Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) all necessary governmental and third party consents and approvals necessary in connection with the Transactions and the other transactions contemplated hereby shall have been obtained (without the imposition of any materially adverse conditions that are not reasonably acceptable to the Administrative Agent) and shall remain in effect; (ii) since December 31, 2020, there has been no event, occurrence, development or change that has had or could reasonably be expected to have a Material Adverse Effect; and (iii) the conditions set forth in clauses (r) and (s) of this Section 6.01 have been satisfied.
(i)Insurance.  The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 8.07.
(j)Good Standing Certificates.  The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence or good standing, as applicable, of the Borrower and each Guarantor, in each case, in their respective jurisdiction of organization and foreign qualification in any other jurisdiction in which such Person owns Oil and Gas Properties.
(k)Patriot Act; Beneficial Ownership Regulation.  Each Lender who has requested in writing the same at least ten (10) Business Days prior to the Closing Date shall have received, at least three (3) Business Days prior to the Closing Date, (i) all documentation and other information in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) to the extent applicable, in connection with the Beneficial Ownership Regulation, a Beneficial Ownership Certification in a form reasonably satisfactory to the Administrative Agent and each requesting Lender.
(l)Title Information.  The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to (x) at least ninety percent (90%) of the PV-10 of the Proved Reserves of the Loan Parties evaluated in the Initial Reserve Report and (y) ninety percent (90%) or the Oil and Gas Properties described in the APOD as of the Closing Date.
(m)Initial Reserve Report.  The Administrative Agent shall have received (i) the Initial Reserve Report and (ii) a Reserve Report Certificate with respect to the Oil and Gas Properties covered by the Initial Reserve Report and covering only the matters described in Section 8.12(b)(i), Section 8.12(b)(ii), Section 8.12(b)(iii), Section 8.12(b)(v) and Section 8.12(b)(vi) with respect thereto.

(n)Production Reports and Lease Operating Statements.  The Administrative Agent shall have received production reports and accounting lease operating statements in form and substance satisfactory to the Administrative Agent, setting forth, for the fiscal year ended December 31, 2020, the fiscal quarter ended March 31, 2021 and the fiscal quarter ended June 30, 2021 and the fiscal quarter ended September 30, 2021, on a production date basis, the volume of production and sales attributable to production for which cash activity has been recorded (and the prices at which such sales were made and the revenues derived from such sales) for each such period from the Oil and Gas Properties evaluated in the Initial Reserve Report, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such period.
(o)Assignment of Indebtedness and Liens under Existing Credit Agreement; No Other Liens.
(i)On the Closing Date, or substantially contemporaneously with the Loans advanced hereunder on the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that (A) all Liens under the Existing Credit Agreement have been assigned by the Existing Administrative Agent to the Administrative Agent pursuant to the Master Assignment and Assumption Agreement, (B) all Indebtedness under the Existing Credit Agreement has been assigned by the Existing Lenders to the Lenders pursuant to the Master Assignment and Assumption Agreement and (C) all Existing Obligations of the Existing Borrower have been assumed by the Borrower pursuant to the Borrower Assumption Agreement.
(ii)The Administrative Agent shall have received evidence satisfactory to it that all Liens on the assets of the Borrower and its Subsidiaries (other than Liens under the Existing Credit Agreement and Liens permitted by Section 9.03) shall have been (or will be or substantially contemporaneously with the Loans advanced hereunder on the Closing Date) released or terminated and that duly executed recordable releases or terminations in forms reasonably acceptable to the Administrative Agent with respect thereto have been obtained by the Borrower or its Subsidiaries.
(p)[Reserved].
(q)Borrowing Request.  The Administrative Agent shall have received a Borrowing Request for the Initial Term Loans in accordance with Section 2.03.
(r)No Default.  As of the Closing Date, immediately after giving effect to the Borrowing of Initial Loans, no Default or Event of Default shall have occurred and be continuing.
(s)Representations and Warranties.  All representations and warranties of the Loan Parties in each applicable Loan Document shall be true and correct in all material respects on and as of the Closing Date, except in the case of any representation and warranty which (A) expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of the respective date and (B) is qualified by a materiality or Material Adverse Effect standard, in which case such representation and warranty shall be true and correct in all respects.

(t)Reorganization. The Administrative Agent shall have received documentation  in form and substance satisfactory to it that Battalion Oil Management Inc. is a Wholly-Owned Subsidiary of the Borrower.
(u)Gas Gathering and Transportation Agreements. The Administrative Agent shall have received all copies of gas gathering and transportation agreements that the Borrower or any other Loan Party is party thereto on the Closing Date.
(v)[Reserved].
(w)Accounts Payable Aging and Suspense Report. The Administrative Agent shall have received for the calendar month ending October 31, 2021, (i) an accounts payable aging schedule and (ii) a report of suspense accounts and revenues attributable thereto, in each case, of the Borrower and its Subsidiaries in reasonable detail, including with respect to due dates and days past due (if any), and in form and substance satisfactory to the Administrative Agent.
(x)Other Documents.  The Administrative Agent and the Lenders shall have received copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. For purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 6.02Each Delayed Draw Term Loan Borrowing. The obligation of each Delayed Draw Term Lender to make a Delayed Draw Term Loan on the occasion of any Borrowing of Delayed Draw Term Loans is subject to the satisfaction of the following conditions:
(a)Borrowing Request.  The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.
(b)Representations and Warranties.  The representations and warranties of the Borrower and the other Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the date of such Borrowing (although any representations and warranties which expressly relate to an earlier date shall be required only to be true and correct in all material respects (or, with respect to any representation and warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date).
(c)No Default.  At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

(d)Financial Covenants.  Immediately after giving pro forma effect to such Borrowing and the application of proceeds therefrom, the Borrower and its Subsidiaries shall be in compliance with the financial ratios set forth in Section 9.01(a), Section 9.01(b) and 0.
(e)Production and Economic Tests.
(i)The Borrower is in compliance with the PDP Production Test as of the last day of the most recently ended calendar month and, with respect to a Borrowing of solely Tranche B Loans, the PDP Production Test takes into account the Initial APOD Wells.
(ii)With respect to a Borrowing of solely Tranche B Loans, the Borrower is in compliance with the APOD Economic Test as of the most recent APOD Economic Test Date.
(f)Liquidity to Complete Wells.  The Borrower (i) immediately prior to the incurrence of such Borrowing, (x) has cash available on its balance sheet and (y) in the Borrower’s reasonable estimation, will have projected future cash flows during the immediately succeeding two fiscal quarters (based on the updated Annual Budget most recently delivered pursuant to Section 8.01(p)) that, when taken together, will be in an amount sufficient to drill, complete and equip all APOD wells previously commenced, and (ii) immediately after the incurrence of such Borrowing, (x) has cash available on its balance sheet and (y) in the Borrower’s reasonable estimation, will have projected future cash flows from the immediately succeeding two fiscal quarters (based on the updated Annual Budget most recently delivered pursuant to Section 8.01(p)) that, when taken together, will be in an amount sufficient to drill, complete and equip all APOD wells with respect to which the proceeds of such Borrowing will be used to develop.
(g)Initial APOD Wells (Tranche A Loans).  With respect to a Borrowing of Tranche A Loans, the Borrower shall have entered into the Required APOD Swap Agreements in respect of the Initial APOD Wells.
(h)Initial APOD Wells (Tranche B Loans). With respect to a Borrowing of Tranche B Loans, each of the Initial APOD Wells shall be a Producing APOD Well.

Each Borrowing of Delayed Draw Term Loans shall be accompanied by a certificate of Responsible Officer certifying as to the matters described in the foregoing clauses (b) through (h) (as applicable depending on whether such Borrowing is of Tranche A Loans or Tranche B Loans).

ARTICLE VII
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 7.01Organization; Powers.  Each of the Borrower and the Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all requisite power and authority, and all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in the case of this clause (b), where the failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02Authority; Enforceability.  The Transactions are within the Borrower’s and each Guarantor’s constituent powers and have been duly authorized by all necessary corporate, limited liability company or partnership, and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  Each Loan Document to which a Loan Party is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).
Section 7.04Financial Condition; No Material Adverse Effect.
(a)The Borrower has heretofore furnished to the Lenders Holdings’ consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2020, reported on by Deloitte & Touche LLP, independent public accountants, (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2021.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.
(b)Since December 31, 2020, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and

(ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.
(c)Neither the Borrower nor any Subsidiary has on the date hereof any material Indebtedness (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments (other than the Gas Balancing Obligations and the Swap Agreements listed on Schedule 7.20) which are not referred to or reflected or provided for in the Financial Statements.
Section 7.05Litigation.
(a)Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.
(b)Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.
Section 7.06Environmental Matters.  Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (b), (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):
(a)neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.
(b)no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.
(c)all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.
(d)all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.
(e)the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.
(f)to the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.
(g)neither the Borrower nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.
Section 7.07Compliance with Laws and Agreements; No Defaults.
(a)Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)No Default has occurred and is continuing.
Section 7.08Investment Company Act.  Neither the Borrower, any JV Holdco nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.09Taxes.  Each of the Borrower, each JV Holdco and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, such JV Holdco or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 7.10ERISA.
(a)Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower, each JV Holdco, the Subsidiaries and each ERISA Affiliate have complied in all respects with the applicable provisions of ERISA, the Code and other applicable federal and state laws with respect to each Plan.
(b)Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is, and has been, established and maintained in substantial compliance with its terms and applicable provisions of ERISA, the Code and other applicable federal and state laws.
(c)Except as could not reasonably be expected to result in a Material Adverse Effect, no act, omission or transaction has occurred which could result in imposition on the Borrower, any JV Holdco, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
(d)Except as could not reasonably be expected to result in a Material Adverse Effect, full payment when due has been made of all amounts which the Borrower, any JV Holdco, the Subsidiaries or any ERISA Affiliate is required under applicable law or the terms of each Plan or Multiemployer Plan to have paid as contributions to such Plan or Multiemployer Plan as of the date hereof.
(e)Neither the Borrower, any JV Holdco, nor any of the Subsidiaries sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, or a Subsidiary in its sole discretion at any time without any material liability other than the payment of accrued benefits under such plan.
(f)Neither the Borrower, any JV Holdco, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 7.11Disclosure; No Material Misstatements.
(a)None of the reports, financial statements, certificates or other information (other than projections and other forward-looking information and information of a general economic or industry specific nature) furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that actual results may vary from the projected financial information).  There is no fact peculiar to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary on the date hereof in connection with the transactions contemplated hereby.  No statements or conclusions exist in any Reserve Report which are based upon or include misleading information or which fail to take into account material information regarding the matters reported therein to the extent such misstatement, misleading information or failure could reasonably be expected to have a Material Adverse Effect.
(b)As of the Closing Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 7.12Insurance.  The Borrower has, and has caused all its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries.  The Administrative Agent is named as an additional insured in respect of such liability insurance policies and as lender loss payee and mortgagee with respect to Property loss insurance. Each liability insurance shall name the Administrative Agent as “additional insured” and, to the extent consistent with such insurer’s ordinary business practices, will provide that the insurer will endeavor to give no less than 30 days prior written notice of any cancellation to Administrative Agent (or not less than 10 days prior written notice for non-payment).
Section 7.13Restriction on Liens.  Neither the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement (other than Finance Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Finance Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.
Section 7.14Subsidiaries.  Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no subsidiaries.
Section 7.15Location of Business and Offices.  The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Halcón Holdings, LLC as of the Closing Date; and the organizational identification number of the Borrower in its jurisdiction of organization is 3761452 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(n) in accordance with Section 12.01).  The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(n) and Section 12.01(c)).  Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(n)).

Section 7.16Properties; Titles, Etc.
(a)Each of the Borrower and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its other personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property. All Material Oil and Gas Properties are owned or leased by the Borrower or its Subsidiaries.
(b)All leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
(c)The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof, except to the extent that the failure to include any such rights could not reasonably be expected to result in a Material Adverse Effect.
(d)All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except for any such failure to maintain such Properties, individually or in the aggregate, that could not reasonably be expected to result in a Material Adverse Effect.
(e)The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
Section 7.17Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary.  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).
Section 7.18Gas Imbalances, Prepayments.  Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(b), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one percent (1.0%) of the aggregate volumes of Hydrocarbons (on an Mcf basis) attributable to the Proved Reserves of the Borrower and its Subsidiaries included in the most recent Reserve Report.
Section 7.19Marketing of Production.  Except for contracts listed on Schedule 7.19 and in effect on the date hereof, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20Swap Agreements.  Schedule 7.20 sets forth, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(f) or as may otherwise be disclosed in writing to the Administrative Agent, sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
Section 7.21Use of Loans and Letters of Credit.
(a)The proceeds of the Loans shall be used solely (a) in the case of Initial Term Loans, (i) to pay all amounts owing under the Existing Credit Agreement, (ii) to pay fees and expenses related to the Transactions, this Agreement and the other Loan Documents,(iii) to develop the Oil and Gas Properties of the Borrower and its Subsidiaries in accordance with the APOD, (iv) for working capital to directly support the Loan Parties’ operations of their Oil and Gas Properties and the execution of the APOD and (v) to make Permitted Capital Expenditures and (b) in the case of Delayed Draw Term Loans, to develop the Oil and Gas Properties of the Borrower and its Subsidiaries in accordance with the APOD.
(b)The Letters of Credit shall be used for working capital and general corporate purposes of the Borrower and its Subsidiaries.
(c)Neither the Borrower, any JV Holdco nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.
Section 7.22Solvency.  After giving effect the Transactions and the other transactions contemplated hereby and thereby (including at the time of and immediately after giving effect to any issuance, amendment, renewal or extension of any Letter of Credit, as applicable), (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and its Subsidiaries, taken as a whole, will exceed the aggregate debt and liabilities (including subordinated liabilities) of the Borrower and its Subsidiaries on a consolidated basis, as the debt and liabilities (including subordinated liabilities) become absolute and mature, (b) the Borrower and its Subsidiaries, taken as a whole, will not have incurred or intended to incur, and will not believe that they will incur, debt and liabilities (including subordinated liabilities) beyond their ability to pay such debt and liabilities (including subordinated liabilities) (after taking into account the timing and amounts of cash to be received by the Borrower and its Subsidiaries and the amounts to be payable on or in respect of their liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such debt and liabilities (including subordinated liabilities) become absolute and mature and

(c) the Borrower and its Subsidiaries, taken as a whole, will not have (and will have no reason to believe that they will have thereafter) unreasonably small capital for the conduct of their business.

Section 7.23Money Laundering.  The operations of the Borrower, each JV Holdco and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements including those of the Bank Secrecy Act, as amended by the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where the Borrower and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower, any JV Holdco or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.
Section 7.24Anti-Corruption Laws. Neither the Borrower, any JV Holdco nor any of the Subsidiaries, nor any officer, or to the knowledge of any Loan Party, any director, agent or employee of the Borrower, any JV Holdco or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of any Anti-Corruption Laws, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; and the Borrower, each JV Holdco and the Subsidiaries have conducted their business in material compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
Section 7.25Anti-Corruption Laws; Sanctions; OFAC.
(a)The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, each JV Holdco and the Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.
(b)the Borrower, each JV Holdco and the Subsidiaries and their respective officers, employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all respects and are not engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person.
(c)None of the Borrower, any JV Holdco, any Subsidiary or any of their respective directors, officers or employees, or any agent of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  The Borrower will not directly or, to its knowledge, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any JV Holdco or any Subsidiary, joint venture partner or other Person, for the purpose of financing or facilitating the activities or business of, with or for the benefit of, any Sanctioned Person or in a Sanctioned Country, or in any manner that will result in the violation of any applicable Sanctions.
Section 7.26EEA Financial Institutions.  Neither the Borrower nor any of its Subsidiaries is an EEA Financial Institution.
Section 7.27Senior Debt Status.  The Secured Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any unsecured, senior subordinated or subordinated Indebtedness and the subordination provisions set forth in each such agreement, if any, are legally valid and enforceable against the parties thereto subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.28Suspense Accounts. As of the Closing Date, Schedule 7.28 set forth a true and complete list of all suspense accounts having a balance equal to or in excess of $100,000 (including a reasonably detailed description as to the revenues and nature thereof) of the Borrower and each Subsidiary.
Section 7.29Gas Gathering and Transportation Agreements. Schedule 7.29 set forth, as of the Closing Date, a true and complete list of all gas gathering and transportation agreements (including a reasonably detailed description as to the revenues and nature thereof) of the Borrower and each Subsidiary.
ARTICLE VIII
Affirmative Covenants

Until Payment in Full, the Borrower, and, if applicable, Holdings, covenants and agrees with the Lenders that:

Section 8.01Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:
(a)Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2021, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (except for the fiscal year ending December 31, 2021 for which no comparison shall be required to be delivered other than as required by Accounting Standards Codification 852), all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except for any such qualification or exception resulting solely from the impending maturity date of the Loans or any breach or anticipated breach of a financial covenant) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c)Consolidating Financial Information.  If there are any JV Entities as of the last day of any fiscal period of the Borrower, then following written request therefor from the Administrative Agent, the Borrower shall deliver a certificate of the Borrower executed on its behalf by a Financial Officer setting forth consolidating spreadsheets that show the pro forma adjustments necessary to eliminate the accounts of such JV Entities from such consolidated financial statements in such form as would be presentable to the auditors of the Borrower or Holdings.

Notwithstanding the foregoing, prior to a Subsidiary Trigger Event, (A) the obligations in clauses (a) and (b) of this Section 8.01 may be satisfied by furnishing to the Administrative Agent, at the Borrower’s option, the applicable financial statements of Holdings and its Consolidated Subsidiaries and (B) (i) in the event that the Borrower delivers to the Administrative Agent an Annual Report on Form 10-K of Holdings for any fiscal year, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 8.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any qualification or exception as to “going concern” or the scope of the audit (other than any such qualification, exception or explanatory paragraph that is expressly permitted to be contained therein under clause (a) of this Section 8.01) and (ii) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report on Form 10-Q of Holdings for any fiscal quarter, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section 8.01 with respect to such fiscal quarter to the extent that it contains the information required by such clause (b). To the extent the Borrower elects to satisfy the obligations in clause (a) and (b) of this Section 8.01 by furnishing the financial statements of Holdings and its Consolidated Subsidiaries as described in this paragraph, then, concurrently with the delivery of any financial statements under clause (a) and (b) of this Section 8.01, as applicable, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower executed on its behalf by a Financial Officer setting forth consolidating spreadsheets that show the pro forma adjustments necessary to eliminate the accounts of Holdings from such consolidated financial statements, in such form as would be presentable to the auditors of Holdings.

The Borrower represents and warrants that Holdings and each of its Subsidiaries file the financial statements provided under Section 8.01(a) and Section 8.01(b) with the SEC and/or make such financial statements available to potential holders of their 144A securities, and, accordingly, unless the Borrower has marked such financial statements as “PRIVATE”, the Borrower hereby (1) authorizes the Administrative Agent to make the financial statements to be provided under Section 8.01(a) and Section 8.01(b), along with the Loan Documents, available to Public-Siders and (2) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities.  The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that (1) such materials do not constitute material non-public information within the meaning of the federal securities laws or (2) make such materials that do constitute material non-public information within the meaning of the federal securities laws publicly available by press release or public filing with the SEC.

(d)Certificate of Financial Officer – Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a Compliance Certificate (i) certifying as to whether a Default exists and, if a Default so exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that the Borrower is in compliance with Section 9.01 as of the last day of the fiscal period covered by such financial statements as required therein and in connection therewith, setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) stating (A) any new Material Midstream Agreements that the Borrower or any Subsidiary has entered into and (B) any material amendments, modifications, changes or terminations of or to any Material Midstream Agreements, in each case, since the later of the Closing Date or the date of the most recently delivered Compliance Certificate.
(e)Annual Budget. By December 15 of each year, commencing with the fiscal year ending December 31, 2021, reasonably detailed forecasts prepared by management of the Borrower (the “Annual Budget”) (including projected consolidated balance sheets, income statements, EBITDAX, cash flow statements, the projected production of Hydrocarbons by the Borrower and its Subsidiaries and the assumptions used in calculating such projections, the Borrower’s annual operating and capital expenditure budgets and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements of the Borrower and its Subsidiaries) on a quarterly basis for the immediately succeeding fiscal year, which forecasts shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof.
(f)Certificate of Financial Officer – Swap Agreements.  Within fifteen (15) Business Days after the end of each fiscal quarter, or at such other times as may be reasonably requested by the Administrative Agent, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last day of such fiscal quarter or such other date as may be reasonably requested by the Administrative Agent, as applicable, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(g)Certificate of Insurer – Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, or, if no material change to such insurance coverage has occurred since the date of the most recently delivered financial statements under Section 8.01(a), a statement from a Financial Officer to such effect.
(h)Other Accounting Reports.  Reasonably promptly following receipt thereof, a copy of each other material report or opinion submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the Board of Directors of the Borrower or any such Subsidiary, to such material report or opinion.
(i)Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(j)Lists of Purchasers.  Concurrently with the delivery of the annual financial statements in accordance with Section 8.01(a), a list of all Persons who collectively purchased at least 70% of the aggregate production of Hydrocarbons from the Borrower and its Subsidiaries during the year presented in such annual financial statements.
(k)Notice of Sales of Oil and Gas Properties and Unwinds of Swap Agreements.  In the event that the Borrower or any Subsidiary intends to sell, transfer, assign, Unwind or otherwise Dispose of any Oil and Gas Properties, Swap Agreements or any Equity Interests in any Subsidiary in accordance with Section 9.13 and the amount of Net Cash Proceeds is anticipated to be at least $1,000,000, prior written notice (of at least five (5) Business Days or such shorter time as the Administrative Agent may agree in its sole discretion) of such Disposition or Unwind, the price thereof, in the case of Oil and Gas Properties (or any Equity Interests of any Subsidiary), and the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom, in the case of Swap Agreements, and, in each case, the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.
(l)Notice of Casualty Events.  Prompt written notice, and in any event within three (3) Business Days after the Borrower obtains knowledge of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a fair market value in excess of $7,500,000.
(m)Information Regarding Borrower and Guarantors.  At least five (5) Business Days prior to the occurrence thereof (or such later time as the Administrative Agent may agree in its sole discretion), written notice of any change (i) in a Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s identity or corporate structure or in the jurisdiction in which such

Person is incorporated or formed, (iv) in the Loan Party’s jurisdiction of organization, and (v) in the Loan Party’s federal taxpayer identification number.
(n)Production Report and Lease Operating Statements.  Within sixty (60) days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to the end of such fiscal quarter on a production date basis, the volume of production and sales attributable to production for which cash activity has been recorded (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.
(o)Notices of Certain Changes.  (i) At least five (5) Business Days’ prior to the effectiveness thereof (or such later time as the Administrative Agent may agree in its sole discretion), written notice of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or, to the extent such amendment, modification or supplement would have an adverse effect on the Administrative Agent or the Lenders, any other organic document of the Borrower or any Subsidiary and (ii) within five (5) days after the execution thereof (or such later time as the Administrative Agent may agree in its sole discretion), copies of any such any amendment, modification or supplement.
(p)Issuance and Incurrences of Indebtedness.  At least five (5) Business Days’ prior written notice of the incurrence by the Borrower or any Subsidiary of any Specified Additional Indebtedness, any Permitted Refinancing Indebtedness or, if in excess of $5,000,000, any other Indebtedness for borrowed money as well as the amount thereof, the anticipated closing date and definitive documentation for the foregoing and any other related information reasonably requested.
(q)Budget.  As soon as available, but in any event not later than thirty-five (35) days after the end of each fiscal quarter, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth updates to the Annual Budget for each fiscal quarter covered by the Annual Budget, including updates to the projected production of Hydrocarbons by the Borrower and its Subsidiaries and the assumptions used in calculating such projections, the Borrower’s operating and capital expenditure budgets and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements.
(r)SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the SEC, or with any national securities exchange and distributed by Holdings to its shareholders.
(s)Accounts Payable Aging; Suspense Accounts.  As soon as available, and in any event within fifteen (15) Business Days after the end of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2021), (i) an accounts payable aging schedule of all accounts payable aged more than ninety (90) days of the Borrower and its Subsidiaries in reasonable detail, including with respect to due dates and days past due (if any), and in form and substance satisfactory to the Administrative Agent, and (ii) a report of suspense accounts (including all royalties in suspense) and revenues attributable thereto of the Borrower and its Subsidiaries in reasonable detail and in form and substance satisfactory to the Administrative Agent.
(t)Capital Expenditures.  As soon as available, and in any event within forty-five (45) days after the end of each calendar month, statements of capital expenditures, production profiles and results, reserve data and rates of return of the Oil and Gas Properties of the Borrower and its Subsidiaries for such calendar month and for the period beginning of the then-current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures as set forth in the APOD for such period, all in reasonable detail.
(u)Production Tests.  Until each well in the APOD has been completed, not later than forty-five (45) days after the end of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2021 and prior to December 31, 2023), a certificate of a Responsible Officer setting forth reasonably detailed calculations showing compliance or non-compliance with the PDP Production Test as of the last day of such fiscal quarter; provided that, for the avoidance of any doubt, no such certificate shall be required on or after December 31, 2023.
(v)APOD Economic Test.  Not later than (i) twenty-one (21) days after the initial APOD Economic Test Date and (ii) forty-five (45) days after each subsequent APOD Economic Test Date, a certificate of a Responsible Officer setting forth reasonably detailed calculations showing compliance or non-compliance with the APOD Economic Test; provided that, for the avoidance of any doubt, no such certificate shall be required on or after December 31, 2023.
(w)JV Entities.  Reasonably promptly after the contribution of any assets to any JV Entity pursuant to Section 9.05(j) or 9.05(l), written notice of such contribution, describing the assets subject to such contribution and any other material information relating to the applicable JV Entity and its operations as the Administrative Agent may reasonably request.
(x)Other Requested Information.  Promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower, any JV Holdco or any Subsidiary (including, without limitation, any joint venture agreements and any Plan and any reports (and subject to Section 8.15) or other information required to be filed by the Borrower, any JV Holdco or any of the Subsidiaries under ERISA in respect of any Plan), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to this Section 8.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) (or any successor system); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that:  (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

Section 8.02Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)Defaults.  The occurrence of any Default or Event of Default;
(b)Governmental Matters.  The filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that could reasonably be expected to be adversely determined and result in liability in excess of the greater of $5,000,000 not fully covered by insurance, subject to normal deductibles; and
(c)Material Adverse Effect.  Any other development that results in, or could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03Existence; Conduct of Business.  The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.12.  The Borrower shall at all times remain organized under the laws of the United States of America, any State thereof or the District of Columbia.
Section 8.04Payment of Obligations.  The Borrower will, and will cause each Subsidiary and each JV Holdco to, pay its obligations, including Tax liabilities of any JV Holdco,

the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower, such JV Holdco or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in (i) a Material Adverse Effect or (ii) the seizure or levy of any Property of the Borrower or any Subsidiary thereof.

Section 8.05Performance of Obligations under Loan Documents.  The Borrower will pay the Loans according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
Section 8.06Operation and Maintenance of Properties.  Except for matters that could not reasonably be expected to result in a Material Adverse Effect, the Borrower, at its own expense, will, and will cause each Subsidiary to:
(a)operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;
(b)keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties, including, without limitation, all equipment, machinery and facilities;
(c)promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;
(d)promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties; and
(e)to the extent the Borrower or such Subsidiary is not the operator of any Property, use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07Insurance.  The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall (i) name the Administrative Agent as an “additional insured” in respect of liability insurance, (ii) name the Administrative Agent as lender loss payee and mortgagee with respect to Property insurance and (iii) provide that the insurer will use commercially reasonable efforts to give at least thirty (30) days prior notice of any cancellation to the Administrative Agent, but in any event not less than ten (10) days prior notice of such cancellation.
Section 8.08Books and Records; Inspection Rights.  The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided, that, so long as no Event of Default shall have occurred and be continuing, (a) the Administrative Agent and the Lenders shall not exercise their rights under this Section 8.08 more than twice in any fiscal year and (b) the Borrower and its Subsidiaries shall not be required to reimburse the Administrative Agent and the Lenders for more than one inspection during any fiscal year.
Section 8.09Compliance with Laws.
(a)The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)The Borrower will maintain in effect and enforce policies and procedures regarding compliance by the Borrower, each JV Holdco, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 8.10Environmental Matters.
(a)The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and Properties of each Subsidiary and each JV Holdco to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary and each JV Holdco not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Properties of the Borrower, any JV Holdco or any Subsidiary or any other Property to the extent caused by the operations of the Borrower, any JV Holdco or any Subsidiary except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse

Effect; (iii) timely obtain or file, and shall cause each Subsidiary and each JV Holdco to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Properties of the Borrower, any JV Holdco or any Subsidiary, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Properties of the Borrower, any JV Holdco or any Subsidiary, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary and each JV Holdco to establish and implement, such procedures as may be necessary to continuously determine and assure that the obligations of the Borrower, each JV Holdco and each Subsidiary under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.
(b)The Borrower will promptly, but in no event later than five (5) days after the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower, any JV Holdco or any of the Subsidiaries, or their respective Properties, of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $10,000,000, not fully covered by insurance, subject to normal deductibles.
(c)The Borrower will, and will cause each Subsidiary and each JV Holdco to, provide environmental audits and tests in accordance with ASTM International standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.
Section 8.11Further Assurances.
(a)The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, if requested, or to further evidence and more fully describe the Collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, to ensure that the Administrative Agent, on behalf of the Secured Parties, has a perfected security interest in all assets of the Loan Parties.  In addition, at the Administrative Agent’s reasonable written request, the Borrower, at its sole expense, shall enter into any Security Instruments to evidence the Liens on the Collateral and provide any information requested to identify any Collateral, including an updated Perfection Certificate, exhibits to Mortgages in form and substance reasonably satisfactory to the Administrative Agent (which such exhibits shall be in recordable form for the applicable jurisdiction) or any other information reasonably requested in connection with the identification of any Collateral.
(b)The Borrower hereby authorizes the Administrative Agent or its designee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including the Mortgaged Property) without the signature of the Borrower or any other Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral (including the Mortgaged Property) or any part thereof shall be sufficient as a financing statement where permitted by law.  The Borrower acknowledges and agrees that any such financing statement may describe the collateral as “all assets” or “all assets and all personal property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” of the applicable Loan Party or words of similar effect as may be required by the Administrative Agent.
Section 8.12Reserve Reports.
(a)On or before April 1 and October 1 of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the last day of the immediately preceding December 31 and June 30, respectively.  On or before July 1 and January 1 of each year, beginning July 1, 2022, the Borrower shall deliver an update to the most recent Reserve Report delivered as of the immediately preceding March 31 and September 30, respectively, evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries, and such updated Reserve Report shall have been adjusted to reflect the production levels since the delivery of the most recent Reserve Report (including the removal of any cash flows attributable to the production during the time period prior to the delivery of such updated Reserve Report), shall be based on an updated Five-Year Strip Price as of the date or delivery of such report and shall otherwise be “rolled forward” in a manner reasonably satisfactory to the Administrative Agent. If such updated Reserve Report is not in form and substance reasonably satisfactory to the Administrative Agent, the Administrative Agent may request, and the Borrower shall deliver, an updated Reserve Report prepared by NSAI. The Reserve Report as of December 31 and June 30 of each year shall be prepared by one or more Approved Petroleum Engineers, and each March 31 and September 30 Reserve Report update shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report update to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31 or June 30 Reserve Report, as applicable.

(b)With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate substantially in the form of Exhibit J (a “Reserve Report Certificate”) from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, (ii) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties sold other than Hydrocarbons sold in the ordinary course of business and in such detail as reasonably required by the Administrative Agent, (v) attached thereto is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating that the Borrower is in compliance with Section 8.14(a).
Section 8.13Title Information.
(a)On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), to the extent requested by the Administrative Agent, the Borrower shall deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least (x) ninety-five percent (95%) of the PV-10 of the Proved Reserves and (y) ninety-five percent of the PV-10 of the Oil and Gas Properties in the APOD Boundary, in each case, of the Loan Parties evaluated in such Reserve Report (the “Title Coverage Minimum”).
(b)If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within sixty (60) days (or such longer period of time as may be acceptable to the Administrative Agent in its sole discretion) of written notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least the Title Coverage Minimum.

(c)If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the period of time required by clause (b) above or the Borrower does not comply with the requirements to provide acceptable title information covering at least the Title Coverage Minimum, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Required Lenders.  To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after such period of time has elapsed, such unacceptable Mortgaged Property shall not count towards the Title Coverage Minimum requirement, and the Administrative Agent may send a written notice to the Borrower and the Lenders that the PV-10 and Total PDP PV-10 for purposes of calculating the Asset Coverage Ratio for all purposes hereunder, shall be recalculated as determined by the Administrative Agent to exclude the property subject to a title defect that the Borrower is unable (or has elected not to) cure. Furthermore, any properties described in such notice shall be excluded from the determination of PV-10 and Total PDP PV-10 for any other purpose of calculation under the Loan Documents unless the applicable title defect is cured to the reasonable satisfaction of the Administrative Agent.
Section 8.14Additional Collateral; Additional Guarantors.
(a)In connection with each delivery of a Reserve Report, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(b)(vi)) to ascertain whether the Mortgaged Properties represent at least (x) ninety-five percent (95%) of the PV-10 of the Proved Reserves of the Loan Parties and (y) ninety-five percent (95%) of the PV-10 of the Oil and Gas Properties of the Loan Parties located in the APOD Boundary evaluated in such Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production (the “Collateral Coverage Minimum”).  In the event that the Mortgaged Properties do not represent at least the Collateral Coverage Minimum, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the Reserve Report Certificate required under Section 8.12(b), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof shall be permitted to exist thereupon, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least the Collateral Coverage Minimum.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).
(b)From and after the Closing Date, in the event that any Subsidiary is formed or acquired by the Borrower or any of its Subsidiaries, the Borrower shall promptly, but in no event later than ten (10) Business Days after the date on which such Subsidiary was formed or acquired (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion) cause such newly formed or acquired Subsidiary to guarantee and secure the Secured Obligations pursuant to the Guarantee and Collateral Agreement.  In connection with any such guaranty and security interest grant, the Borrower shall, or shall cause (A) such Subsidiary to, execute and deliver a supplement to the Guarantee and Collateral Agreement executed by such Subsidiary, (B) the owners of the Equity Interests of such Subsidiary who are Loan Parties to pledge all of the Equity Interests of such new Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.
(c)The Borrower will at all times cause the other material tangible and intangible assets of the Borrower and each Guarantor to be subject to a Lien pursuant to the Security Instruments.
(d)Holdings will pledge all of the Equity Interests of the Borrower (including, if such Equity Interests are certificates, delivery of original stock certificates evidencing the Equity Interests of the Borrower, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof).
Section 8.15ERISA Compliance.  The Borrower will promptly furnish and will cause the Subsidiaries to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) promptly upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Borrower or the Subsidiary, as the case may be, specifying the nature thereof, what action the Borrower or the Subsidiary is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto if such action could reasonably be expected to result in liability to the Borrower, the Guarantors or their respective Subsidiaries (whether individually of in the aggregate) in excess of $10,000,000.
Section 8.16Account Control Agreements; Location of Proceeds of Loans.
(a)On the Closing Date (as such period may be extended by the Administrative Agent in its sole discretion), each Deposit Account, Securities Account and Commodities Account of each Loan Party open on the Closing Date (other than any Excluded Account for so long as it is an Excluded Account) will be a Controlled Account subject to a Control Agreement. From and after the date that is thirty (30) days after any Loan Party opens or acquires any Deposit Account, Securities Account or Commodities Account (as such period may be extended by the Administrative Agent in its sole discretion), the Borrower will, and will cause each of the Loan Parties to, cause such Deposit Account, Securities Account or Commodities Accounts (other than an Excluded Account for so long as it is an Excluded Account) to be a Controlled Account subject to a Control Agreement.

(b)The Borrower will, and will cause each Loan Party to, until the proceeds of any Loans are transferred to a third party in accordance with the Loan Documents, hold the proceeds of any Loans made under this Agreement in a Controlled Account.
Section 8.17[Reserved].
Section 8.18Marketing Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their Proved Reserves during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Proved Reserves of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
Section 8.19Keepwell.  The Borrower will, and will cause each Guarantor to, provide such funds or other support as may be needed from time to time by the Borrower or any Guarantor, as applicable, to honor all of its obligations under this Agreement and any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.19, or otherwise under this Agreement or any other Loan Document, as it relates to the Borrower, any Subsidiary or any Guarantor, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Loan Party under this Section 8.19 shall remain in full force and effect until Payment in Full.  The Borrower intends that this Section 8.19 constitute, and this Section 8.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit the Borrower and any Guarantor, as applicable, for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 8.20Required Swap Agreements.
(a)The Borrower and its Subsidiaries shall enter into, by December 31, 2021, Swap Agreements (i) with one or more Approved Counterparties, (ii) that mitigate both commodity index price risk and basis risk and (iii) the notional volumes for which, when aggregated with all other Swap Agreements then in effect, are not less than on a monthly basis (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent), (i) eighty-five percent (85%), for the twenty-four month period following the Closing Date or the end of such fiscal quarter, as applicable, (ii) seventy percent (70%) for the twelve-month period starting on the 25th month following the end of such fiscal quarter through the 36th month following the Closing Date or the end of such fiscal quarter, as applicable, and (iii) sixty percent (60%) for the twelve month period starting on the 37th month following the end of such fiscal quarter through the 48th month following the Closing Date or the end of such fiscal quarter, as applicable, in each case, of the reasonably anticipated projected production of natural gas and crude oil (calculated separately), in each case, from the Borrower’s and its Subsidiaries’ Proved Developed Producing Reserves based on the Initial Reserve Report.
(b)The Borrower and its Subsidiaries shall enter into, within twenty (20) Business Days after the last day of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2022), and maintain on a rolling basis, Swap Agreements (i) with one or more Approved Counterparties, (ii) that mitigate both commodity index price risk and basis risk or differential risk, as applicable, and (iii) the notional volumes for which, when aggregated with all other Swap Agreements then in effect, are not less than on a monthly basis (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent), (i) eighty-five percent (85%), for the twenty-four month period following the Closing Date or the end of such fiscal quarter, as applicable, (ii) seventy percent (70%) for the twelve-month period starting on the 25th month following the end of such fiscal quarter through the 36th month following the Closing Date or the end of such fiscal quarter, as applicable, and (iii) sixty percent (60%) for the twelve month period starting on the 37th month following the end of such fiscal quarter through the 48th month following the Closing Date or the end of such fiscal quarter, as applicable, in each case, of the reasonably anticipated projected production of crude oil and natural gas (calculated separately), in each case, from the Borrower’s and its Subsidiaries’ Proved Developed Producing Reserves based on the Reserve Report required to be delivered on or prior to the last day of such fiscal quarter pursuant to Section 8.12(a) (and updated to give effect to Non-Producing APOD Wells that have become Producing APOD Wells since the date of such Reserve Report).
(c)Prior to the incurrence of any Capital Expenditures with respect to any well in the APOD, the Borrower and its Subsidiaries shall enter into Swap Agreements (i) with one or more Approved Counterparties, (ii) that have a weighted average of no less than $50.00 per barrel in respect of crude oil and (iii) the notional volumes for which, when aggregated with all other Swap Agreements then in effect, are not less than, on a monthly basis (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent), (A) sixty-five percent (65%) for the twenty-four month period following the estimated date when such well is expected to come on-line and (B) fifty percent (50%) for the twenty-four month period starting on the 25th month following the estimated date when such well is expected to come on-line through the 48th month following such date, of the reasonably anticipated projected production of crude oil from the wells in the APOD (such Swap Agreements, the “Required APOD Swap Agreements”). It is agreed and understood that to the extent that Borrower and any of its Subsidiaries have entered into Swap Agreements, the notional volumes of which exceed, in any month for the succeeding forty-eight (48) month period, eighty-five percent (85%) of the reasonably anticipated projected production of crude oil from the Borrower’s and any of its Subsidiaries’ Proved Developed Producing Reserves, the notional volumes covered by such Swap Agreements in excess of such eighty-five percent (85%) threshold shall be included in the calculation of the relevant minimum thresholds provided for in this Section 8.20(c)(iii) (and the fixed prices under such Swap agreements shall be excluded in calculating the weighted average price of the Required APOD Swap Agreements).
(d)The Borrower and its Subsidiaries shall enter into the Required APOD Swap Agreements on or prior to December 31, 2021 in respect of the Initial APOD Wells.

Section 8.21JV Entities. The Borrower:
(a)will cause the management, business and affairs of each of the Borrower and its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account from those of the JV Entities, and by not permitting Properties of the Borrower and its respective Subsidiaries to be commingled with those of the JV Entities) so that each JV Entity will be treated as an entity separate and distinct from the Borrower and the Subsidiaries;
(b)will not, and will not permit any of the Subsidiaries to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the JV Entities;
(c)will not permit any JV Entity to hold any Equity Interest in, or any Indebtedness of, the Borrower or any Subsidiary and
(d)will not permit any JV Entity to incur any Indebtedness other than Non-Recourse Indebtedness.
Section 8.22APOD.
(a)Subject to Section 8.22(b) and Section 8.22(d), the Borrower shall, and shall cause its Subsidiaries to, (x) complete development of its and their respective Oil and Gas Properties that are subject to the APOD substantially as contemplated by the APOD and (y) in all material respects in accordance with the schedule set forth in the APOD; provided that any changes in timing as to when the APOD wells are developed and any changes to the order in which such wells are developed, to the extent made in the Borrower’s reasonable discretion, shall not result in a violation of this Section 8.22(a).
(b)Prior to the Third Amendment Effective Date, if, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2021), a Production Test Default has occurred, the Borrower shall, and shall cause its Subsidiaries to, immediately cease making any expenditures in respect of the APOD, other than (i) any such expenditures that the Borrower or any of its Subsidiaries determines, in its good faith judgment, to be necessary to make in respect of no more than six (6) wells (including in respect of Blowdown Wells so long as the Blowdown Well Conditions are satisfied), (ii) Emergency Capital Expenditures and (iii) Permitted Capital Expenditures. Notwithstanding anything to the contrary contained in this paragraph (b), in the event that a Production Test Default has occurred, the Borrower may provide reasonably detailed written materials to the Administrative Agent and the Lenders regarding the reason for such Production Test Default and request that the Lenders waive such Production Test Default. A Production Test Default may be waived with the consent of all Lenders, in their respective sole discretion, by providing written notice of such waiver to the Borrower; provided, that if no Production Test Default exists at the end of the next succeeding fiscal quarter (without an adjustment to the forecasted production of any wells) and the Borrower is in compliance with the APOD Economic Test, then the Borrower and its Subsidiaries may resume completion and drilling activities and continue to make expenditures in respect of the APOD without the further consent of any Lender. For the avoidance of doubt, the occurrence of a Production Test Default shall not itself constitute a Default or Event of Default under this Agreement.

(c)The Borrower may propose a revised APOD or a new APOD (a “Proposed APOD”), including a written narrative describing the changes being proposed in such Proposed APOD for review with the Lenders and the Administrative Agent. Upon the delivery of a Proposed APOD, the Lenders shall have fifteen (15) Business Days to consent to or reject such Proposed APOD, in either case in writing delivered to the Administrative Agent (which may be by e-mail) and in their respective sole discretion; provided that any Lender shall be deemed to have consented to such Proposed APOD if it does not provide such written consent to or rejection of such Proposed APOD to the Administrative Agent by the end of such fifteen (15) Business Day period. Except as otherwise set forth herein, until a Proposed APOD is approved, the Borrower shall not, and shall not permit any of its Subsidiaries to, commence new drilling or completion activities with respect to its Oil and Gas Properties and shall not make any Capital Expenditures, other than Emergency Capital Expenditures, in each case other than in accordance with Section 8.22(a), Section 8.22(b) and Section 8.22(d).
(d)From and after the Third Amendment Effective Date, if the aggregate amount of costs or other expenditures (including Capital Expenditures, but excluding, to the extent approved in writing by the Administrative Agent (acting in its sole discretion), any costs or expenditures for which the Borrower believes in good faith that it has a bona fide insurance claim or claim against a third party in respect of such costs or expenditures) made in respect of any APOD Well Pad exceeds 110% of the Aggregate AFE Gross Well Cost for such APOD Well Pad, then the Borrower shall, and shall cause its Subsidiaries to, immediately cease making expenditures in respect of the APOD other than (i) Emergency Capital Expenditures and (ii) Permitted Capital Expenditures of the type described in clause (a) of the definition thereof.
Section 8.23Initial APOD Wells.  The Borrower and its Subsidiaries shall enter into the Required APOD Swap Agreements in respect of the Initial APOD Wells on or prior to December 31, 2021; provided that if the weighted average price of crude oil is less than $50.00/bbl from the Closing Date through December 31, 2021, the Borrower shall not be required to enter into the Required APOD Swap Agreements pursuant to this Section 8.23.
Section 8.24Specified Additional Equity Capital.  The Borrower shall receive Specified Additional Equity Capital in an aggregate amount of not less than $38,000,000 during the period from the Third Amendment Effective Date through March 31, 2024. The Borrower shall promptly (and in any event not later than one (1) Business Day after the receipt of the full amount of such Specified Additional Equity Capital described in this Section 8.24) provide evidence satisfactory to the Administrative Agent of the Borrower’s compliance with this Section 8.24.
Section 8.25Third Amendment Mortgages. Within forty-five (45) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) after the Third Amendment Effective Date, the Borrower shall, to the extent required, (i) enter into, or shall cause the applicable Loan Parties to enter into, one or more supplemental Mortgages or amendments to existing Mortgages such that the Mortgaged Properties represent at least the Collateral Coverage Minimum based on the Reserve Report most recently delivered prior to the Third Amendment Effective Date, and (ii) deliver reasonably satisfactory title information to the Administrative Agent that, together with title information previously delivered to the Administrative Agent, satisfies the Title Coverage Minimum.

ARTICLE IX
Negative Covenants

Until Payment in Full, the Borrower covenants and agrees with the Lenders that:

Section 9.01Financial Covenants.
(a)Total Net Leverage Ratio.  The Borrower will not permit the Total Net Leverage Ratio, as of the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2021), to be greater than the levels set forth in the following table for the applicable fiscal quarter:
Fiscal Quarter	Total Net Leverage Ratio
Fiscal quarters ending December 31, 2021 through and including June 30, 2022	3.25 to 1.00
Fiscal quarters ending September 30, 2022 and December 31, 2022	3.00 to 1.00
Fiscal quarter ending March 31, 2023	2.75 to 1.00
Each fiscal quarter thereafter	2.50 to 1.00

(b)Current Ratio.  The Borrower will not permit the Current Ratio, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2021), to be less than the applicable level set forth in the following table for the applicable fiscal quarter:
Fiscal Quarter	Current Ratio
Fiscal quarters ending December 31, 2021 through and including June 30, 2022	1.00 to 1.00
Fiscal quarter ending September 30, 2022	0.90 to 1.00
Fiscal quarter ending December 31, 2022	0.70 to 1.00
Fiscal quarter ending March 31, 2023	0.75 to 1.00
Each fiscal quarter thereafter	1.00 to 1.00

(c)Asset Coverage Ratio.  The Borrower shall not permit the Asset Coverage Ratio, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2021), to be less than the applicable level set forth in the following table for the applicable fiscal quarter:
Fiscal Quarter	Asset Coverage Ratio

Fiscal quarters ending December 31, 2021 and March 31, 2022	1.50 to 1.00
Fiscal quarter ending June 30, 2022	1.60 to 1.00
Fiscal quarter ending September 30, 2022	1.70 to 1.00
Each fiscal quarter thereafter	1.80 to 1.00

(d)Right to Cure.
(i)In the event that the Borrower fails to comply with Section 9.01(a), Section 9.01(b) and/or 0 as of the last day of any fiscal quarter, then during the period from the first day after the last day of such fiscal quarter until the expiration of the fifteenth (15th) Business Day following the earlier of (x) the required date for delivery or (y) the actual date of delivery of financial statements with respect to such fiscal quarter or the fiscal year ending on the last day of such fiscal quarter (such period, the “Cure Period”), the Borrower shall be permitted to cure such failure to comply as follows:
(A)with respect to a failure to comply with Section 9.01(b), with a Specified Equity Contribution, in which case the Current Ratio as of the last day of such fiscal quarter shall be recalculated by increasing Current Assets by an amount not to exceed the amount of such Specified Equity Contribution; and
(B)with respect to a failure to comply with Section 9.01(a) and/or 9.01(c), by making an optional prepayment of the Loans, in which case the Total Net Leverage Ratio and/or the Asset Coverage Ratio, as applicable, shall be recalculated giving effect to the reduction in the outstanding amount of the Loans as if such prepayment occurred on the last day of such fiscal quarter.
(ii)If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 9.01(a), Section 9.01(b) and/or 0, as applicable, the Borrower shall be deemed to have satisfied the requirements of each such applicable financial covenant as of the relevant earlier required date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of any such covenant that had occurred shall be deemed cured for purposes of this Agreement and the other Loan Documents.
(iii)To the extent the Borrower elects to cure any failure to comply with Section 9.01(b) with a Specified Equity Contribution, the Borrower may, in its sole discretion, use all or a portion of such proceeds to make an optional prepayment of the Loans, and such prepayment shall not be subject to the Applicable Prepayment Premium (a “Current Ratio Cure Prepayment”); provided that (x) the Borrower may not make more than one (1) Current Ratio Cure Prepayment during the term of this Agreement and (y) the amount of any Current Ratio Cure Prepayment shall not exceed $20,000,000.
(iv)Notwithstanding anything herein to the contrary, (A) the amount of any prepayment of Loans made pursuant to Section 9.01(d)(i)(B) shall not be greater than the amount required for purposes of complying with the Total Net Leverage Ratio and/or the Asset Coverage Ratio, and such prepayment shall not be subject to the Applicable Prepayment Premium; (B) the Borrower may not exercise the cure rights described in this Section 9.01(d) more than (x) twice in any period of four consecutive fiscal quarters or (y) four times in the aggregate during the term of this Agreement; and (C) subject to the provisions of this Section 9.01(d) and the definition of “Specified Additional Capital”, all Specified Equity Contributions and the use of proceeds therefrom shall be disregarded for purposes of determining any financial ratio-based conditions or tests, or any available basket, provided, for the avoidance of doubt, any Specified Equity Contributions (1) which are actually applied to repay Indebtedness shall be taken into account for the purpose of measuring financial covenant performance of the Borrower with respect to any future fiscal quarter periods and/or (2) which remain on the balance sheet of the Borrower and its Subsidiaries as of the end of any future fiscal quarter period shall be treated as a Current Asset for purposes of measuring the Current Ratio with respect to such fiscal quarter period.
Section 9.02Indebtedness.  The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Indebtedness, except:
(a)the Loans, any Notes or other Secured Obligations arising under the Loan Documents or any Secured Swap Agreement any guaranty of or suretyship arrangement for the Loans, any Notes or other Secured Obligations arising under the Loan Documents, and any deferred put premiums associated with Swap Agreements entered into with an Approved Counterparty;
(b)any Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and that is set forth on Schedule 9.02;
(c)Specified Additional Capital in the form of Specified Subordinated Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;
(d)Indebtedness (including guarantees) under Finance Leases; provided that the aggregate amount of such Indebtedness incurred pursuant to this clause (d) and Section 9.02(i) does not exceed $5,000,000 in the aggregate at any time outstanding;
(e)Indebtedness associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties;
(f)intercompany Indebtedness between the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party, and, provided further, that any such Indebtedness owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guarantee and Collateral Agreement;
(g)endorsements of negotiable instruments for collection in the ordinary course of business;
(h)Indebtedness incurred to finance insurance premiums;

(i)Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any fixed or capital assets, including Indebtedness assumed in connection with the acquisition of such assets; provided that the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital; provided that the aggregate amount of such Indebtedness incurred pursuant to this clause (i) and Section 9.02(d) does not exceed $5,000,000 in the aggregate at any time outstanding;
(j)(i) Indebtedness in respect of Specified Additional Indebtedness; provided that (A) at the time of, and after giving effect to, the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing, (B) after giving pro forma effect to such incurrence and any concurrent repayment of other Indebtedness, (I) the Specified Total Leverage Ratio shall be less than 2.50 to 1.00 and (II) the Specified Asset Coverage Ratio shall be greater than 1.80 to 1.00 and (III) the Current Ratio is at least 1.00 to 1.00, and (ii) any Permitted Refinancing Indebtedness of such Specified Additional Indebtedness;
(k)Indebtedness arising from agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Agreement, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purposes of financing such acquisition; provided that the aggregate amount of such Indebtedness incurred pursuant to this clause (k) does not exceed $5,000,000 in the aggregate at any time outstanding;
(l)Indebtedness with respect to any obligations of the Borrower or any of its Subsidiaries owed to any Lender or Affiliate of any Lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit;
(m)[reserved]; and
(n)other Indebtedness in an amount not to exceed $2,000,000 in the aggregate at any time outstanding.
Section 9.03Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)Liens securing the payment of any Secured Obligations;
(b)(i) Liens existing on the Closing Date and set forth on Schedule 9.03 and (ii) Excepted Liens;
(c)Liens securing (i) Finance Leases permitted pursuant to Section 9.02(d), but only on the Property under lease and (ii) Indebtedness for any fixed or capital assets pursuant to Section 9.02(h) but only on the fixed or capital assets financed by such Indebtedness;

(d)Liens on and pledges of the Equity Interests of any joint venture, in each case, owned by the Borrower or any of its Subsidiaries to the extent securing Indebtedness of such joint venture, that is non-recourse to the Borrower or any of its Subsidiaries;
(e)Liens securing Indebtedness permitted by Section 9.02(g) or other obligations related to the payment of insurance premiums; provided that such Liens do not extend to any Property of the Borrower or its Subsidiaries other than Property of the type customarily subject to such Liens (including rights under the insurance policies purchased by such premiums);
(f)Liens on other Property (other than Oil and Gas Properties) not constituting Collateral for the Secured Obligations and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Indebtedness or other obligations secured under this Section 9.03(e) shall not exceed $10,000,000.

No intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of Liens permitted under this Section 9.03 or the use of the phrase “subject to” when used in connection with Excepted Liens, Liens permitted by this Section 9.03 or otherwise.

Section 9.04Restricted Payments; Repayment of Specified Indebtedness; Restrictions on Amendments of Specified Indebtedness.
(a)Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except
(i)the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);
(ii)Subsidiaries may declare and pay dividends or any other distributions to the Borrower or any Guarantor with respect to their Equity Interests;
(iii)the Borrower may make Restricted Payments in connection with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;
(iv)the Borrower may make Restricted Payments in connection with the termination of its directors’ or employees’ option agreement or restricted stock agreements under any of Borrower’s incentive stock plans; provided, however, that the aggregate amounts paid in respect thereof do not exceed $2,500,000;
(v)after January 1, 2023, the Borrower may make Restricted Payments so long as, after giving effect thereto, the Payment Conditions are satisfied; and
(vi)so long as no Event of Default has occurred and is continuing, the Borrower may make Restricted Payments to the extent necessary to permit Holdings:

(A)to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses ) and franchise Taxes, and similar fees and expenses required to maintain the organizational existence of Holdings, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claim made by any director, officer, member of management, manager, employee and/or consultant of Holdings, in each case, to the extent attributable to the ownership or operations of Holdings and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of Holdings other than the Borrower and/or its Subsidiaries);
(B)to discharge the consolidated, combined, unitary or similar U.S. federal, state or local Tax liabilities of Holdings and its subsidiaries when and as due, to the extent such liabilities are directly attributable to the income of the Borrower and/or any Subsidiary of the Borrower; provided that the amount of any such payment in respect of any taxable year does not exceed the amount of Taxes that the Borrower and/or its applicable Subsidiary would have paid as standalone companies or as a standalone group taking into account any available deductions, losses and credits;
(C)to pay audit and other accounting and reporting expenses of Holdings to the extent such expenses are attributable to the Holdings and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, that is attributable to the ownership or operations of any subsidiary of Holdings other than the Borrower and/or its Subsidiaries);
(D)to pay any insurance premium that is payable by, or attributable to, Holdings and/or its subsidiaries that is payable by Holdings (but excluding, for the avoidance of doubt, the portion of any such premium, if any, that is attributable to the ownership or operations of any subsidiary of Holdings other than the Borrower and/or its Subsidiaries);
(E)to pay (x) reasonable fees and expenses related to any debt and/or equity offering, investment and/or acquisition (whether or not consummated) permitted hereunder and (y) charges related to compliance with the provisions of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended; and
(F)to pay reasonable and customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of Holdings to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of the Borrower and/or its Subsidiaries, in the case of each of the foregoing clauses (A) through (F), so long as Holdings applies the amount of any such Restricted Payment for such purpose.

(b)Redemptions.  The Borrower will not, and will not permit any Subsidiary to, prior to the date that is ninety-one (91) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part), (i) any Specified Additional Indebtedness or (ii) any Permitted Refinancing

Indebtedness in respect of the foregoing (such Indebtedness, collectively, the “Specified Indebtedness”); provided that the Borrower may Redeem such Specified Indebtedness (A) with the proceeds of any Permitted Refinancing Indebtedness in respect thereof or with the Net Cash Proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower so long as (I) no Default or Event of Default has occurred and is continuing or would occur as a result of such Redemption and (II) such Redemption occurs substantially concurrently with the receipt of such proceeds from Permitted Refinancing Indebtedness or Net Cash Proceeds or (B) if the Payment Conditions are satisfied after giving effect to such Redemption.
(c)Amendments.  The Borrower will not, and will not permit any of its Subsidiaries to amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any Specified Indebtedness if doing so would (i)  cause such Specified Indebtedness to not meet the requirements set forth in the definition of Specified Additional Indebtedness or Permitted Refinancing Indebtedness, as applicable (tested as if such Specified Indebtedness were being issued or incurred at such time) and (ii) (A) shorten the weighted average maturity or weighted average life of such Specified Indebtedness or (B) be otherwise materially adverse to the Lenders; provided that the foregoing shall not prohibit the execution of supplemental indentures to add guarantors if required; provided that such Person complies with Section 8.14(d).
Section 9.05Investments, Loans and Advances.  The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
(a)Investments made on or prior to the Closing Date in the entities described in Schedule 7.14 or as set forth on Schedule 9.05(a);
(b)Investments constituting Permitted Acquisitions or Permitted Reinvestment Transactions;
(c)accounts receivable arising in the ordinary course of business;
(d)direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;
(e)commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by S&P or Moody’s;
(f)deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(g)deposits in money market funds investing primarily in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);
(h)Investments (i) made by the Borrower in or to the Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Guarantor and (iii) made by the Borrower or any Subsidiary in or to all other Subsidiaries which are not Guarantors in an aggregate amount at any one time outstanding not to exceed $5,000,000;
(i)Investments expressly contemplated by then-current APOD;
(j)subject to the limits in Section 9.07, Investments (including, without limitation, capital contributions) in any JV Entity; provided that (i) any such JV Entity is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such JV Entity is acquired in the ordinary course of business and on fair and reasonable terms, (iii) such JV Entity is reasonably expected to increase production or support infrastructure in the APOD and (iv) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding, $10,000,000; provided, for the avoidance of doubt, that such Investment shall not be deemed a “Permitted Capital Expenditure” and shall not reduce the amount available under the Total Available Amount Basket.
(k)Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(k) exceeds $5,000,000;
(l)Investments consisting of the contribution of the assets described on Schedule 9.05(l) to any JV Entity; and
(m)after January 1, 2023, other Investments so long as, after giving effect thereto, the Payment Conditions are satisfied;
Section 9.06[Reserved].
Section 9.07Nature of Business;  Operations in Texas.  Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business (a) as an independent oil and gas exploration, development and production company, and (b) activities incidental to the foregoing.  From and after the date hereof, the Borrower shall not permit more than 49.9% of the PV-10 of the Borrower’s and its Subsidiaries’ Proved Reserves to be located outside the Midland Basin and Delaware Basin (in each case solely located within the geographical boundaries of the State of Texas).
Section 9.08Amendments to Organizational Documents; Fiscal Year End.  The Borrower shall not, and shall not permit any Subsidiary to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document in a manner that is material and adverse to the interests of the Administrative Agent or the Lenders without the consent of the Majority Lenders and the Administrative Agent or (b) have its fiscal year end on a date other than December 31 or change the its method of determining fiscal quarters.

Section 9.09Proceeds of Loans.
(a)The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.
(b)The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Subsidiaries and each JV Holdco and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, directly or indirectly, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of, with, or for the benefit of, directly or indirectly, any Sanctioned Person, or involving, directly or indirectly, any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States of America, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.  No Loan Party is engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person.
Section 9.10ERISA Compliance.  The Borrower will not, and will not permit any Subsidiary to, at any time:
(a)engage, or permit any ERISA Affiliate to engage, in any transaction in connection with which the Borrower, any JV Holdco, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, if either of which would have a Material Adverse Effect.
(b)fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any such Plan, agreement relating thereto or applicable law, the Borrower, any JV Holdco, any Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, if such failure could reasonably be expected to have a Material Adverse Effect.

(c)contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability other than the payment of accrued benefits under such plan, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 9.11Sale or Discount of Receivables.  Except for (a) receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or (b) the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.12Merger, Etc.  The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (in each case except to effect a transaction permitted by Section 9.13) to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that:
(a)any Subsidiary may participate in a consolidation with the Borrower or any Guarantor (provided that the Borrower shall be the continuing or surviving entity in any such transaction involving the Borrower, and a Guarantor shall be the continuing or surviving entity of any such transaction not involving the Borrower);
(b)any Guarantor may participate in a consolidation with another Guarantor;
(c)any Subsidiary may liquidate or dissolve so long as its assets (if any) are distributed to the Borrower or a Guarantor prior to such liquidation or dissolution; or
(d)any Subsidiary may merge, amalgamate or consolidated with a Person that, prior to the consummation of such merger, amalgamation or consolidated, is not a Subsidiary of the Borrower if (i) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer stating that such merger, amalgamation or consolidation and such supplements to any Loan Documents preserve the enforceability of the guaranty and the perfection and priority of Liens under the Security Instruments and (ii) such merger, amalgamation or consolidation complies with all the conditions set forth in the definition of the term “Permitted Acquisition”.
Section 9.13Sale of Properties; Unwinds of Swap Agreements.  The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or to Unwind any Swap Agreement in respect commodities, except for:

(a)the sale of Hydrocarbons and geological and seismic data in the ordinary course of business;
(b)the abandonment, farm-out, lease or sublease of undeveloped or underdeveloped acreage (which is not located within the Existing APOD Boundary) which is owned or leased by the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practice, which are usual and customary in the Oil and Gas business;
(c)the sale or transfer of Property (other than Oil and Gas Property or Equity Interest of a Subsidiary) that is worn-out, obsolete or no longer necessary for the business of the Borrower or such Subsidiary or is replaced by Property of at least comparable value and use;
(d)any sale or other Disposition of any Property, excluding any Oil and Gas Properties located within the Existing APOD Boundary, or any interest therein, or the Unwind of Swap Agreements made in accordance with Section 9.19; provided that
(i)one-hundred percent (100%) of the consideration received in respect of any such sale or other Disposition with a purchase price or Unwind exceeding $5,000,000 shall be (x) cash or (y) other Oil and Gas Properties of equal or greater category (i.e. (1) Proved Developed Producing Reserves for Proved Developed Producing Reserves or (2) Proved Undeveloped Reserves for Proved Developed Producing Reserves (and including in the form of like-kind exchanges in accordance with 1031 of the Code)) as the Property subject to such Disposition,
(ii)the consideration received in respect of any such sale or other Disposition or Unwind shall be equal to or greater than the fair market value of the asset subject of such sale or other Disposition or Unwind,
(iii)no Default or Event of Default exists or would result from such Disposition or Unwind;
(iv)to the extent required by Section 3.04(c), the Net Cash Proceeds from such Disposition shall be applied as a prepayment of Loans;
(v)if the fair market value of such Property is equal to or greater than $10,000,000, the Borrower shall be in pro forma compliance with each of the financial ratios set forth in Section 9.01; and
(vi)the aggregate consideration received in respect of all sales, Dispositions and Unwinds made since the Closing Date pursuant to this Section 9.13(d) shall not exceed $50,000,000.
(e)sales and other Dispositions of Properties between the Borrower and any Guarantor or between any Guarantor and any other Guarantor, including Dispositions to another Person created as a result of a division so long as such other Person created as a result of a division becomes a Guarantor hereunder concurrently with such Disposition;
(f)any Casualty Event;

(g)dispositions of receivables permitted by Section 9.11;
(h)any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;
(i)the lapse or abandonment or intellectual property in the ordinary course of business, which in the reasonable good faith determination of the Borrower is not material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole;
(j)to the extent constituting a Disposition, Investments permitted pursuant to Section 9.05(h), 9.05(l) and 9.05(m); and
(k)if no Default or Event of Default then exists, sales and other dispositions of Properties not otherwise permitted above having a fair market value not to exceed $2,000,000 in the aggregate.
Section 9.14Environmental Matters.  The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.
Section 9.15Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service or the making of any payment, with any Affiliate (other than the Guarantors) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
Section 9.16Subsidiaries.  The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b) and Section 8.14(c).  All Subsidiaries will be Wholly-Owned Subsidiaries.  The Borrower shall not, and shall not permit any other Subsidiary to, have any Foreign Subsidiaries. On and after the Closing Date, any new Subsidiary (other than the JV Entity) shall become a Guarantor and comply with Section 8.14(b).
Section 9.17Negative Pledge Agreements; Dividend Restrictions.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Secured Parties or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases, licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (c) restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or Disposition of all or substantially all of the Equity Interests or Property of such Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or Disposition to the extent such sale is permitted under this Agreement, (d) customary provisions with respect to the distribution of Property of a joint venture contained in joint venture agreements entered into in the ordinary course of business with respect to such joint venture, (e) prohibitions, encumbrances or other restrictions imposed by Governmental Requirements and (f) prohibitions, encumbrances or other restrictions imposed by any agreement relating to secured Indebtedness permitted by Section 9.02 or Indebtedness (including guarantees) under Finance Leases permitted by Section 9.02; provided that such prohibitions, encumbrances or other restrictions apply only to the assets securing such Indebtedness, do not apply to the Collateral and do not otherwise adversely affect the interest of the Secured Parties.

Section 9.18Gas Imbalances, Take-or-Pay or Other Prepayments.  The Borrower will not, and will not permit any Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one half bcf of gas (on an mcf equivalent basis).
Section 9.19Swap Agreements.
(a)The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than:
(i)Swap Agreements in respect of commodities entered into by the Borrower or its Subsidiaries with one or more Approved Counterparties the notional volumes for which, when aggregated with all other commodity Swap Agreements of the Borrower and its Subsidiaries then in effect, do not exceed, as of the date such Swap Agreement is executed, 95% of the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately) from the Borrower’s and its Subsidiaries Proved Developed Producing Reserves (based on the Reserve Report most recently delivered to the Administrative Agent and updated to give effect to Non-Producing APOD Wells that have become Producing APOD Wells since the date of such Reserve Report) for each rolling six month period during the period of (60) months following the date such Swap Agreement is executed;
(ii)Swap Agreements in respect of commodities entered into by the Borrower or its Subsidiaries with one or more Approved Counterparties as required by Section 8.20(c) and Section 8.20(d), provided that the notional volumes for which (other than (x) basis differential swaps on volumes hedged pursuant to other commodity Swap Agreements and (y) Swap Agreements providing for floors), when aggregated with all other Swap Agreements (other than (x) basis differential swaps on volumes hedged pursuant to other Swap Agreements and (y) Swap Agreements providing for floors) do not exceed, on a rolling six-month period basis (determined, in the case of contracts that are not settled within such rolling six-month period, by a proration acceptable to the Administrative Agent), (A) seventy percent (70%) for the twenty-four month period following the estimated date when such well is expected to come on-line and (B) fifty-five percent (55%) for the twenty-four month period starting on the 25th month following the estimated date when such well is expected to come on-line through the 48th month following the Closing Date, of the reasonably anticipated projected production of crude oil from the Borrower’s and its Subsidiaries’ Non-Producing APOD Wells; and
(iii)Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated and netted with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Indebtedness for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated and netted with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 50% of the then outstanding principal amount of the Borrower’s Indebtedness for borrowed money which bears interest at a floating rate.
(b)In no event shall any Swap Agreement entered into by the Borrower or any Subsidiary (i) contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures except to the extent permitted by Section 9.03, or (ii) have a tenor longer than sixty (60) months.
(c)In no event shall the Borrower or any Subsidiary enter into any Swap Agreement in respect of physical commodities constituting a forward sale of commodities at a fixed price for which the delivery date is later than one month after the date such Swap Agreement is executed.
(d)If the aggregate volume of all Swap Agreements in respect of commodities for which settlement payments were calculated during any fiscal quarter (commencing with the fiscal quarter ending March 31, 2022) exceed 95% of actual production of crude oil, natural gas and natural gas liquids, calculated separately, in such fiscal quarter, then the Borrower shall as soon as possible (but in any event within twenty (20) Business Days) following the last day of such fiscal quarter (or such later time to which the Administrative Agent may agree in its sole discretion) terminate, create off-setting positions, allocate volumes to other production the Borrower or any Subsidiary is marketing, or otherwise Unwind existing Swap Agreements such that, at such time, future hedging volumes will not exceed 95% of reasonably anticipated projected production from the Borrower’s and its Subsidiaries’ Proved Developed Producing Reserves for each of crude oil, natural gas and natural gas liquids, calculated separately, (or, in the case of Section 9.19(a)(ii) reasonably anticipated projected production of crude oil) for the then-current and any succeeding six-month period.
(e)For calculating the limits in Section 9.19(a) and Section 9.19(d), such limits are calculated without giving effect to basis differential swaps on volumes hedged pursuant to other commodity Swap Agreements and Swap Agreements providing for floors.
Section 9.20[Reserved].

Section 9.21Maximum G&A Expenses.
(a)Prior to a Blowdown Trigger Event, the Borrower will not, and will not permit any of its Subsidiaries to, incur, make or become legally obligated to make any G&A Expenses during any fiscal quarter in an aggregate amount exceeding (x) for the fiscal quarter ending December 31, 2021, (i) $5,000,000 multiplied by (ii) the G&A Allocation Percentage, and (y) thereafter, $20,000,000 multiplied by the G&A Allocation Percentage for each period of four (4) consecutive fiscal quarters (commencing with the period of four (4) consecutive fiscal quarters ending March 31, 2022).
(b)If the Borrower or its Subsidiaries have ceased drilling or development in respect of the APOD for any reason (including as a result of a failure to enter into the Required APOD Swap Agreements) for a period of six (6) consecutive months (a “Blowdown Trigger Event”), the Borrower will not, and will not permit any of its Subsidiaries to, incur, make or become legally obligated to make any G&A Expenses during any fiscal quarter ending thereafter in an aggregate amount in excess of (i) $4,000,000 multiplied by (ii) the G&A Allocation Percentage.  It is agreed and understood that a Blowdown Trigger Event occurred on August 1, 2023.
(c)If, after the occurrence of a Blowdown Trigger Event, the Borrower or its Subsidiaries have ceased drilling or development in respect of the APOD for any reason (including as a result of a failure to enter into the Required APOD Swap Agreements) for an additional period of twelve (12) consecutive months (which period may run consecutively or non-consecutively with the period referred to in clause (b) above) (a “Second Blowdown Trigger Event”), the Borrower will not, and will not permit any of its Subsidiaries to, incur, make or become legally obligated to make any G&A Expenses during any fiscal quarter ending thereafter in an aggregate amount in excess of (i) $3,000,000 multiplied by (ii) the G&A Allocation Percentage.
(d)If, after the occurrence of a Second Blowdown Trigger Event, the Borrower or its Subsidiaries have ceased drilling or development in respect of the APOD for any reason (including as a result of a failure to enter into the Required APOD Swap Agreements) for an additional period of six (6) consecutive months (which period may run consecutively or non-consecutively with the period referred to in clause (c) above), the Borrower will not, and will not permit any of its Subsidiaries to incur, make or become legally obligated to make any G&A Expenses during any fiscal quarter ending thereafter in an aggregate amount not to exceed (i) $2,500,000 multiplied by (ii) the G&A Allocation Percentage.
Section 9.22Capital Expenditures; Specified Additional Capital.
(a)The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures other than (i) subject to the limitations set forth in Section 8.22, Capital Expenditures in support of the APOD, (ii) Permitted Capital Expenditures, (iii) Emergency Capital Expenditures, (iv) capitalized Workover Expenses permitted by Section 9.23(b) or (v) with the prior written approval of the Administrative Agent and the Required Lenders.
(b)Notwithstanding anything to the contrary in Section 9.22(a), the Borrower shall be permitted to drill up to two (2) wells (the “Blowdown Wells”) per calendar year following a Blowdown Trigger Event in order to fulfill third-party, contractual obligations requiring continuous drilling of wells. Prior to the Third Amendment Effective Date, prior to making any Capital Expenditures in respect of the Blowdown Wells, the Borrower must (i) demonstrate to the Lenders, and the Lenders must approve (such approval not to be unreasonable withheld), that the projected internal rate of return of the Blowdown Wells will have an internal rate of return greater than fifteen percent (15%) (calculated using the Five Year Strip Price) and (ii) enter into and maintain on a rolling basis, Swap Agreements (A) with one or more Approved Counterparties, (B) that mitigate both commodity index price risk and basis risk or differential risk, as applicable, and (C) the notional volumes for which are not less than on a monthly basis (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Administrative Agent), (i) fifty percent (50%), for the twelve month period following the estimated date when such well is expected to come on-line, of the reasonably anticipated projected production of crude oil from each Blowdown Well.  On and after the Third Amendment Effective Date, neither the Borrower nor any of its Subsidiaries shall be permitted to make any expenditures in respect of the Blowdown Wells without the prior written consent of the Administrative Agent. Any Capital Expenditures made in respect of a Blowdown Well in compliance with this Section 9.22(b) prior to the Third Amendment Effective Date will be deemed to be a Permitted Capital Expenditure.
(c)The Borrower shall not, and shall not permit any of its Subsidiaries to, use the proceeds of Specified Additional Capital (other than Excess Specified Additional Capital) for any purpose other than (i) a repayment or prepayment, as applicable, of Loans pursuant to Section 3.01, Section 3.04 or Section 9.01(d) or (ii) subject to the limitation set forth in Section 8.22, Capital Expenditures in support of the APOD.
Section 9.23Minimum Volume Commitments; Workover Expenses; Well Services Contracts.
(a)The Borrower will not, and will not permit any of its Subsidiaries to, enter into any new Minimum Volume Commitments after the Closing Date (except in respect of those Minimum Volume Commitments described on Schedule 9.23(a)) which either (a) have a tenor of longer than eighteen (18) months or (b) are in respect of production volumes in excess of 100% of the sum of (x) the reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately) from the Borrower’s and its Subsidiaries Proved Developed Producing Reserves (based on the Reserve Report most recently delivered to the Administrative Agent) plus (y) reasonably anticipated projected production of crude oil, natural gas liquids and natural gas (calculated separately) from the Borrower’s and its Subsidiaries’ Non-Producing APOD Wells for which Required Swap Agreements have been entered into.
(b)The Borrower will not, and will not permit any of its Subsidiaries to, make any Workover Expenses related to PDP Reserves of the Borrower and its Subsidiaries existing on the Closing Date, other than (i) Workover Expenses in an aggregate amount not to exceed $8,000,000 during any period of four consecutive fiscal quarters and (ii) Workover Expenses related to any APOD wells.
(c)The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person to provide services relating to the drilling or completion of any oil and gas well, other than any such agreement that provides for such services to be rendered with respect to no more than six (6) oil and gas wells.

ARTICLE IX-A
HOLDINGS COVENANT

Holdings covenants and agrees that on the Closing Date and thereafter, until Payment in Full that:

(a)it will not create, incur, assume or suffer to exist any Indebtedness of the type described in clauses (a) and (b) of the definition thereof, nor any Lien upon any Equity Interest of the Borrower, whether now owned or hereafter acquired other than Liens securing the Secured Obligations;
(b)it will not guarantee any debt for borrowed money of another Person in an aggregate outstanding principal amount exceeding $550,000 at any one time, unless Holdings contemporaneously provides an equal and ratable guarantee of the Secured Obligations hereunder;
(c)it will not engage at any time in any business or business activity other than (i) the ownership of Equity Interests in the Borrower and other subsidiaries of Holdings, (ii) performance of its obligations under and in connection with the Loan Documents, (iii) issuing, selling and redeeming its Equity Interests, (iv) paying Taxes, (v) holdings directors’ and shareholders’ meetings, preparing corporate and similar records and other activities (including the ability to incur fees, costs and expenses relating to such maintenance) required to maintain its corporate or other legal structure or to participate in tax, accounting or other administrative matters as a member of the consolidated group of the Loan Parties, (vi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holder of Equity Interests, (vii) receiving, and holdings proceeds of, Restricted Payments from the Borrower and the Subsidiaries and distributing proceeds thereof, to the extent not prohibited by Section 9.04 and Section 9.15, (viii) providing indemnification to officers and directors, (ix) activities permitted hereunder or as otherwise required by Governmental Requirements, (x) maintaining customary insurance policies for the benefit of itself and its Subsidiaries and (xi) activities incidental to the business or activities described in each foregoing clauses of this subclause (c) of Article IX-A; and
(d)it shall, and shall cause its Subsidiaries to, (i) maintain all deposit and other banking accounts separate from those of itself or any of its Affiliates and not commingle its funds or other assets with those of itself or any of its Subsidiaries (other than the Borrower and its Subsidiaries); (ii) maintain in all material respects corporate records and books of account separate from those of itself or any of its Affiliates and that separately identify its respective assets, liabilities and financial affairs; (iii) act solely in its name and through its duly authorized officers, managers, representatives or agents in the conduct of its business; and (iv) provide that its Board of Directors will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

ARTICLE X
Events of Default; Remedies
Section 10.01Events of Default.  One or more of the following events shall constitute an “Event of Default”:
(a)The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
(b)The Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
(c)Any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, that (i) was subject to a materiality qualifier (by reference to Material Adverse Effect or otherwise) shall prove to have been incorrect when made or deemed made or (ii) was not subject to a materiality qualifier shall prove to have been incorrect in any material respect when made or deemed made.
(d)The Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02(a), Section 8.03 (with respect to Borrower’s or any Subsidiary’s existence only), Section 8.16, Section 8.21(a), ARTICLE IX or ARTICLE IX-A.
(e)The Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days (or, solely in the case of Section 8.22, ten (10) days) after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders) or (ii) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.
(f)The Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness prior to the longer of (i) three (3) Business Days after the same shall become due and payable or (ii) the expiration of any applicable grace or notice period, if any, specified in the relevant document for such Material Indebtedness.
(g)Any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable notice periods, if any, and any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any

Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof.
(h)An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)The Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.
(j)The Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k)One or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third party insurance provided by reputable insurers as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment.
(l)The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing.
(m)a Change in Control shall occur.

(n)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
Section 10.02Remedies.
(a)In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the LC Commitment, and thereupon the LC Commitment shall terminate immediately, (ii) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (iii) declare the Notes, if any, and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Loans, the Applicable Prepayment Premium, the Notes, if any, and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party and (iv) exercise on behalf of itself, the Issuing Bank and the Lenders all rights and remedies available to it, the Lenders and the Issuing Bank under the Loan Documents and applicable law; and in the case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments and the LC Commitment shall automatically terminate and the Notes, if any, and the principal of the Loans then outstanding, together with accrued interest thereon, the Applicable Prepayment Premium with respect thereto and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Loans, the Notes, if any, and the other Loan Documents (including, without limitation, any break funding payment the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.
(b)In the case of the occurrence and continuation of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(c)All proceeds realized from the liquidation or other Disposition of collateral or otherwise received after maturity of the Loans, whether from the Borrower, another Loan Party, by acceleration or otherwise, shall be applied by the Administrative Agent as follows:
(i)first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders and the Issuing Bank (other than accrued Letter of Credit fees and charges and unreimbursed LC Disbursements);
(iii)third, pro rata to payment of (a) accrued Letter of Credit fees and charges and accrued interest on the Loans and unreimbursed LC Disbursements and (b) accrued fees, premiums and scheduled periodic payments owing to any Secured Swap Providers under any Secured Swap Agreements;
(iv)fourth, pro rata to principal outstanding on the Loans, unreimbursed LC Disbursements and Secured Obligations referred to in clause (b) of the definition of “Secured Obligations”;
(v)fifth, to any other Secured Obligations;
(vi)sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure, and
(vii)seventh, any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause fourth above).

ARTICLE XI
The ADMINISTRATIVE Agent
Section 11.01Appointment; Powers.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04) hereby authorizes and directs the Administrative Agent to enter into the Loan Documents, including without limitation, the Security Instruments, on behalf of such Lender, in each case, as needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such applicable Security Instrument. Without limiting the provisions of Section 11.02 and Section 12.03, each Lender hereby consents to the Administrative Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, or any such successor, arising from the role of the Administrative Agent or such successor under the Loan Documents so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct.

Section 11.02Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein), and its duties are entirely mechanical and administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or any JV Holdco that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  Additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby.  Nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be items) expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or an Issuing Bank unless the Administrative Agent shall have received written notice from such Lender or such Issuing Bank prior to the proposed Closing Date specifying its objection thereto.

Section 11.03Action by Administrative Agent.  The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.07(b), Section 5.04(b), Section 8.13(c) or Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 2.07(b), Section 5.04(b), Section 8.13(c) or Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default or Event of Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  The Administrative Agent shall not (i) be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders, the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 2.07(b), Section 5.04(b), Section 8.13(c) or Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct (the absence of which is to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any Subsidiary to perform its obligations hereunder or thereunder.
Section 11.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request,

certificate, consent, statement, instrument, document or other writing (which writing may be a fax, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of the Notes, if any, as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.  The Administrative Agent may rely on the Register to the extent set forth in Section 12.04(b).  The Administrative Agent makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of the Borrower or any Guarantor in connection with this Agreement or any other Loan Document.

Section 11.05Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
Section 11.06Resignation of Administrative Agent.
(a)Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed (provided that no such consent of the Borrower shall be required upon the occurrence and during the continuance of an Event of Default under Section 10.01(a), Section 10.01(b), Section 10.01(h) or Section 10.01(i)), to appoint a successor from among the Lenders.  If no successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent from among the Lenders, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XiI and Section 12.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
(b)Notwithstanding Section 11.06(a), in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and the Issuing Bank.
Section 11.07Administrative Agent as a Lender.  The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Bank.  The terms “Issuing Bank”, “Lenders”, “Majority Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Majority Lenders or Required Lenders, as applicable.
Section 11.08No Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any Related Parties of any of the foregoing and based on such documents and information (which may contain material non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries or any JV Holdco.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Sidley Austin LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.  Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document that is explicitly required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date under this Agreement or any other Loan Document.

Section 11.09Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Except as specifically contemplated herein, nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or other Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender or other Secured Party in any such proceeding.

Section 11.10Authority of Administrative Agent to Release Collateral and Liens.  Each Lender, the Issuing Bank and each other Secured Party hereby authorizes the Administrative Agent to release any collateral (i) that is permitted to be sold or released pursuant to the terms of the Loan Documents (including irrevocably authorizing the Administrative Agent to comply with the provisions of Section 12.19 (without requirement of notice to or consent of any Person except as expressly required by Section 12.02(b))) and (ii) upon Payment in Full.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all (a) releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower (x) upon Payment in Full or (y) in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.13 or is otherwise authorized by the terms of the Loan Documents, (b) releases from the Guarantee and Collateral Agreement (A) upon Payment in Full and (B) of any Subsidiary that is sold or otherwise disposed of as permitted by the terms of Section 9.13 or as otherwise specifically authorized by the terms of the Loan Documents and (c) other releases of collateral that may be specifically authorized by the terms of the Loan Documents or upon Payment in Full.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 11.10 or Section 12.19.

Section 11.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 11.12The Arranger.  The Arranger shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as a Lender hereunder (if it is a Lender).
Section 11.13Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Secured Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the

Secured Parties shall be entitled to be credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.  For the avoidance of doubt, Secured Obligations under a Secured Swap Agreement shall not be subject to a credit bid without the prior written consent of the relevant Secured Swap Provider.

Section 11.14Posting of Communications.
(a)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders, the Issuing Bank and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY GUARANTOR, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S, ANY GUARANTOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND BY A FINAL AND NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(d)Each Lender and the Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender and the Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or the Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 11.15No Third Party Beneficiaries.  The provisions of this ARTICLE XI are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrower’s rights to consent and the release of collateral, in each case, pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.
Section 11.16Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender Secured Party or other Payment Recipient on its behalf)  (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.16 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall (and cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.16(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.16(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the

Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(i)Subject to Section 12.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment

Subrogation Rights”) (provided that the Loan Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party; provided that this Section 11.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, this clause (e) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 11.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.
ARTICLE XII
Miscellaneous
Section 12.01Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing (i) delivered by hand or overnight courier service, mailed by certified or registered mail, (ii) sent by telecopy or (iii) sent by email, as follows:
(A)if to the Borrower, to it at 3505 West Sam Houston Parkway North, Suite 300, Houston, TX 77043, Attention: Richard Little, Phone No. (713) 652-4866 and email address rlittle@halconresources.com, and Kevin Andrews and email address kandrews@halconresources.com;
(B)if to the Administrative Agent, to it at 500 Dallas, Level 33, Houston, TX 77002, Attention: CGM Deal Management Team, email address CGMLegalHouston@macquarie.com; and
(C)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by Approved Electronics Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.02Waivers; Amendments.
(a)No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.01(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)Subject to Section 3.03, Section 4.04 and Section 12.02(c), neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall

(i)increase the Commitment of any Lender without the written consent of such Lender affected thereby,
(ii)increase the LC Commitment of the Issuing Bank without the written consent of the Issuing Bank,
(iii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (except in connection with any amendment or waiver of the applicability of any post-default increase in interest rates, which shall be effective with the written consent of the Majority Lenders),
(iv)subject to the provisos in Section 12.02(b)(ii), postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, reduce the amount of, waive or excuse any such payment, or postpone or extend the scheduled date of expiration of the Commitment or LC Commitment, or postpone or extend the Maturity Date, or extend the expiry date of any Letter of Credit beyond the then current Maturity Date without the written consent of each Lender (other than any Defaulting Lender) or the Issuing Bank directly and adversely affected thereby,
(v)change Section 4.01(b) or Section 4.01(c) or any other provisions in the Loan Documents in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby,
(vi)waive or amend Section 6.01 or Section 6.02, or change the definition of “Applicable Percentage”, without the written consent of each Lender directly and adversely affected thereby,
(vii)release any Guarantor (except as set forth in the Guarantee and Collateral Agreement or as otherwise permitted hereby) or release a substantial portion of the collateral (other than as provided in Section 11.10), in each case, without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender),
(viii)modify the terms of Section 10.02(c), Section 12.14 or Section 12.19 without the written consent of (A) each Lender directly and adversely affected thereby and (B) each party to a Secured Swap Agreement directly and adversely affected thereby that is not a Lender (or an Affiliate of a Lender) at the time of, or after giving effect to, such agreement; provided that any waiver, amendment or modification to any Security Instrument that results in the obligations and amounts owing to any Secured Swap Provider secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans, or any amendment, modification or change to the definition of the terms “Payment in Full,” “Secured Swap Agreement” or “Secured Swap Provider,” shall also require the written consent of each Secured Swap Provider directly and adversely affected thereby, or
(ix)change (A) any of the provisions of this Section 12.02(b) without the written consent of each Lender, the Issuing Bank or other Secured Swap Provider directly and adversely affected thereby, (B) the definitions of “Majority Lenders” or “Required Lenders”, without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender), (C) any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly and adversely affected thereby; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, or
(x)(A) amend the definitions of “Five-Year Strip Price” or “Reserve Report” or (B) amend, modify, terminate or waive any provision of Section 8.20, Section 8.22, Section 9.19 and Section 9.22, in each case, without the written consent of each of the Lenders.

Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries), Schedule 7.18 (Gas Imbalances), Schedule 7.19 (Marketing Contracts), or Schedule 7.20 (Swap Agreements) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(c)Notwithstanding anything to the contrary contained in the Loan Documents, (A) in the case of clauses (i) through (iv), the Administrative Agent and the Borrower or (B) in the case of clause (v), the Administrative Agent, in each case may amend, modify or supplement any Loan Document without the consent of any Lender in order to (i) correct, amend, cure or resolve any jointly identified ambiguity, omission, defect, typographical error, inconsistency or other manifest error therein, (ii) add a guarantor or collateral or otherwise enhance the rights and benefits of the Lenders, (iii) make minor administrative or operational changes not adverse to any Lender, (iv) adhere to any local Governmental Requirement on advice of local counsel or (v) implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b).
(d)Notwithstanding anything to the contrary contained in any Loan Documents, the Commitment of any Defaulting Lender may not be increased without its consent.
Section 12.03Expenses, Indemnity; Damage Waiver.
(a)The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arranger, Macquarie Bank Limited, in its capacity as a Lender, and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent (provided that counsel shall be limited to (x) one (1) counsel to such Persons, taken as a whole, one (1) local counsel in each relevant jurisdiction and one (1) regulatory counsel to all such Persons with respect to a relevant regulatory matter, taken as a whole and (y), solely in the event of a conflict of interest, one (1) additional counsel (and, if necessary, one (1) regulatory counsel and one (1) local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected indemnified persons), the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, including all expenses associated with any Approved Electronic Platform, and the cost of environmental assessments and audits and surveys and appraisals, in connection with the syndication of this Agreement, preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the Transactions or the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Lenders, other than Macquarie Bank Limited, (the “Other Lenders”) and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Other Lenders, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, including all expenses associated with any Approved Electronic Platform, and the cost of environmental assessments and audits and surveys and appraisals, in connection with the syndication of this Agreement, preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Other Lenders as to the rights and duties of the Lenders) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the Transactions or the transactions contemplated hereby or thereby shall be consummated); provided that the Borrower shall not be obligated to pay such costs and expenses incurred by the Other Lenders pursuant to this clause (ii) in excess of $100,000, (iii) all costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein or conducting of title reviews, mortgage matches and collateral reviews, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, this Section 12.03(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ISSUING BANK, THE ARRANGER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, LITIGATIONS, INVESTIGATIONS, PROCEEDINGS AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (provided that counsel shall be limited to (x) one (1) counsel to such Indemnitees, taken as a whole, one (1) local counsel in each relevant jurisdiction and one (1) regulatory counsel to all such Indemnitees with respect to a relevant regulatory matter, taken as a whole AND (y), solely in the event of a conflict of interest, one (1) additional counsel (and, if necessary, one (1) regulatory counsel and one (1) local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected Indemnitees), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT (INCLUDING THE ARRANGEMENT AND SYNDICATION OF THE COMMITMENTS), (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (a) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (b) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES OR ANY JV HOLDCO BY THE BORROWER AND ITS SUBSIDIARIES OR ANY JV HOLDCO, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY JV HOLDCO OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY OR ANY JV HOLDCO WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY JV HOLDCO, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OR ANY JV HOLDCO OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES,

SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY JV HOLDCO OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY JV HOLDCO, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY JV HOLDCO, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING THAT MAY BE BROUGHT BY THE BORROWER, ANY GUARANTOR, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON OR ENTITY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, bad faith OR WILlFUL MISCONDUCT OF SUCH INDEMNITEE.
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.
(d)All amounts due under this Section 12.03 shall be payable not later than five (5) days after written demand therefor.
Section 12.04Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 (and any attempted assignment or transfer not complying with the terms of this Section 12.04 shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i)Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 10.01(a), Section 10.01(b), Section 10.01(d), Section 10.01(e) (solely in respect of Section 8.01(a), Section 8.01(b), Section 8.12, Section 8.14, Section 8.20 and Section 8.22), Section 10.01(g), Section 10.01(h), Section 10.01(i), Section 10.01(j) or Section 10.01(m) has occurred and is continuing, any other assignee, and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and
(B)the Administrative Agent and the Issuing Bank; provided, that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment;
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h) or Section 10.01(i) has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)the parties to each assignment shall execute and deliver to the Administrative Agent (1) an Assignment and Assumption or (2) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved

Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Subsidiaries and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)the assignee must not be a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or an Affiliate or a Subsidiary of the Borrower or any other Loan Party.
(iii)Subject to Section 12.04(b)(iv), and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and, at its election, forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.
(v)Upon its receipt of (A) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (B) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(a), Section 4.02 or Section 12.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)(i)Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other Persons (other than any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or an Affiliate or a Subsidiary of the Borrower or any other Loan Party) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (iii), (iv), (v), (vi), and (vii) of the proviso to Section 12.02(b) that affects such Participant and for which such Lender would have consent rights.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such Participant agrees to be subject to the provisions of Section 5.04 as if it were an assignee under paragraph (b) of this Section.  Each Lender that sells a participation to a Participant agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04 with respect to such Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(iii)A Participant must not be a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or an Affiliate or a Subsidiary of the Borrower or any other Loan Party.
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05Survival; Revival; Reinstatement.
(a)All covenants, agreements, representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders and other Secured Parties to effect such reinstatement.
Section 12.06Counterparts; Integration; Effectiveness.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.
(c)Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
Section 12.07Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower or any Guarantor owed to such Lender, the Issuing Bank or their respective Affiliates now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender, the Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 12.09GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)THIS AGREEMENT, THE NOTES (IF ANY) AND ANY LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF New York.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS

AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE LOAN DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(c)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN Section 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO Section 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR THE ADMINISTRATIVE AGENT, THE ISSUING BANK, ANY LENDER OR THE HOLDER OF ANY NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
(d)EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES (PROVIDED, THAT THIS WAIVER SHALL NOT LIMIT RECOVERY BY AN INDEMNITEE PURSUANT TO Section 12.03 FOR INDEMNIFICATION OF EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES PAID TO, OR ASSERTED BY, A THIRD PARTY); (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED

HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 12.09.
Section 12.10Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.11Confidentiality.  Each of the Administrative Agent, Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any pledge or assignment permitted under Section 12.04(d) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement or any credit insurance provider, in each case relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or (j) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary and other than information pertaining to this Agreement routinely provided by the Arranger to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 12.12Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America, the State of New York and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans, until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 12.14Collateral Matters; Swap Agreements.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available on a pro rata basis to any Secured Swap Provider, in each case, after giving effect to all netting arrangements relating to any Secured Swap Agreements between the Borrower or any other Loan Party and such Secured Swap Provider.  Except as expressly set forth in this Agreement, no Person shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Secured Swap Agreements.
Section 12.15No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, the Issuing Bank or any Lender for any reason whatsoever.  Other than the Indemnitees, there are no third party beneficiaries.

Section 12.16USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and other Loan Parties, which information includes the name and address of the Borrower and other Loan Parties and other information that will allow such Lender to identify the Borrower and other Loan Parties in accordance with the Patriot Act.
Section 12.17Flood Insurance Provisions.  Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Loan Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided, that (i) the applicable Loan Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (ii) the Borrower shall not, and shall not permit any of its Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Liens permitted by Section 9.03.
Section 12.18No Fiduciary Duty.  Each Lender and their Affiliates (collectively, solely for purposes of this Section 12.18, the “Lenders”), may have economic interests that conflict with those of the Borrower and its Subsidiaries and their stockholders and/or their Affiliates.  The Borrower, for itself and on behalf of its Subsidiaries, agrees that nothing in this Agreement or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower or its Subsidiaries, their stockholders or their Affiliates, on the other.  The Borrower, for itself and on behalf of its Subsidiaries, acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or its Subsidiaries, their stockholders or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Borrower or its Subsidiaries, their stockholders or their Affiliates on other matters) or any other obligation to the Borrower or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management, stockholders, creditors or any other Person.  The Borrower, for itself and its Subsidiaries, acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower, for itself and its Subsidiaries, agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower or Subsidiary, in connection with such transaction or the process leading thereto.

Section 12.19Releases.
(a)Release Upon Payment in Full.  Upon Payment in Full, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Loan Parties.
(b)Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise Disposed of by the Borrower or any Subsidiary in a transaction permitted by the Loan Documents and such Collateral shall no longer constitute or be required to be Collateral under the Loan Documents, then the Administrative Agent, at the request and sole expense of the Borrower and the applicable Subsidiary, shall promptly execute and deliver all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral.  At the request and sole expense of the Borrower, a Loan Party shall be released from its obligations under the Loan Documents in the event that all the capital stock or other Equity Interests of such Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by the Loan Documents and such Equity Interests shall no longer constitute or be required to be Collateral under the Loan Documents.
Section 12.20Material Non-Public Information.
(a)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN Section 12.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE GUARANTORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 12.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 12.22Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.23Existing Credit Agreement.
(a)On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect.
(b)On and after the Closing Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement as amended and restated hereby (as it may be further amended, modified or restated), (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Closing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby (as it may be further amended, modified or restated).
(c)The Exiting Lenders party to the Existing Credit Agreement are deemed to reallocate their respective Existing Revolving Credit Loans (as defined under the Existing Credit Agreement) and their respective Commitments (as defined in the Existing Credit Agreement) to the Lenders as contemplated by this Agreement.  On the Closing Date and after giving effect to such reallocation and adjustment of such Commitments, the Commitments of each Lender shall be as set forth on Schedule 1.02(b) hereto.  The reallocation and adjustment to the Existing Revolving Credit Loans and such Commitments of each Lender as contemplated by this Section 12.23(c) shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit F hereto as if each of the Lenders had executed an Assignment and Assumption with respect to such reallocation and adjustment.  The Borrower and the other Loan Parties and the Administrative Agent hereby consent to such reallocation and adjustment of the Existing Revolving Credit Loans and such Commitments.
(d)This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless specifically amended hereby or by any other Loan Document.
(e)From and after the Closing Date, (i) each Exiting Lender shall cease to be a party to this Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under this Agreement with respect to the period from and after the Closing Date and, without limiting the foregoing, no Exiting Lender shall have any Commitment under this Agreement or any LC Exposure outstanding hereunder and (iii) no Exiting Lender shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

(f)Each of the Loan Parties hereby (a) ratifies, confirms and reaffirms any and all Liens that it previously granted to the Exiting Administrative Agent pursuant to the “Loan Documents” (as defined in the Existing Credit Agreement) which it has assigned to the Administrative Agent hereunder and acknowledges and agrees that none of such Liens has expired or has been terminated or released, except if and to the extent, if any, expressly provided in such “Loan Documents” or as may have been previously and expressly terminated or released by the Exiting Administrative Agent, and (b) acknowledges and agrees that each of such Liens is valid and enforceable in accordance with its terms and continues in full force and effect to secure the payment and performance of the entirety of the Secured Obligations.

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